                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                              ALBERTSON'S, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

ALBERTSON'S, INC.

250 PARKCENTER BOULEVARD
P. O. BOX 20                                                         [LOGO]
BOISE, IDAHO 83726

- --------------------------------------------------------------------------------

                                                       April 21, 1995

Dear Fellow Stockholder:

It is our pleasure to invite you to attend the 1995 Annual Meeting of Stockholders. This year's Annual Meeting will be held on May 26, 1995, at 10:00 a.m., Mountain Daylight Time, in the Eyries Room at the Boise Centre on the Grove, 850 Front Street, Boise, Idaho.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Proxy Statement on the following pages. This year you are asked to elect directors; to approve the Albertson's, Inc. 1995 Stock-Based Incentive Plan which provides for stock options and other awards to be granted to key employees of the Company; to approve the Albertson's, Inc. 1995 Stock Option Plan for Non-Employee Directors which provides for stock options to be granted to the non-employee directors of the Company; and to ratify the appointment of independent auditors for the fiscal year ending February 1, 1996. In addition, one stockholder proposal may be presented for consideration and voting.

It is important that your shares be represented at the meeting. Accordingly, whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card, and return it in the envelope provided.

We look forward to personally greeting those stockholders able to attend.

                                           Very truly yours,

                                           ALBERTSON'S, INC.


                                           /s/ Gary G. Michael
                                           -----------------------------------
                                           Gary G. Michael
                                           Chairman of the Board
                                           and Chief Executive Officer

TABLE OF CONTENTS

- --------------------------------------------------------------------------------
                                                                          [LOGO]

                                                                                            PAGE
- ------------------------------------------------------------------------------------------------
Notice of Annual Meeting of Stockholders                                                      1
- ------------------------------------------------------------------------------------------------
Proxy Statement                                                                               2
- ------------------------------------------------------------------------------------------------
  Voting Securities and Principal Holders Thereof                                             3
- ------------------------------------------------------------------------------------------------
  Election of Directors (Proposal 1)                                                          5
- ------------------------------------------------------------------------------------------------
     Nominees for Election as Class III Directors                                             6
- ------------------------------------------------------------------------------------------------
     Nominee for Election as Class II Director                                                7
- ------------------------------------------------------------------------------------------------
     Continuing Class I Directors                                                             7
- ------------------------------------------------------------------------------------------------
     Continuing Class II Directors                                                            8
- ------------------------------------------------------------------------------------------------
     Certain Transactions                                                                     9
- ------------------------------------------------------------------------------------------------
     Committees and Meetings of the Board of Directors                                       10
- ------------------------------------------------------------------------------------------------
     Directors' Fees                                                                         11
- ------------------------------------------------------------------------------------------------
  Compensation of Executive Officers                                                         12
- ------------------------------------------------------------------------------------------------
     Summary Compensation Table                                                              12
- ------------------------------------------------------------------------------------------------
     Stock Option and Year-End Value Table                                                   14
- ------------------------------------------------------------------------------------------------
     Retirement Benefits                                                                     14
- ------------------------------------------------------------------------------------------------
     Compensation Committee/Executive Committee Report                                       16
- ------------------------------------------------------------------------------------------------
     Compensation Committee and Executive Committee Interlocks and Insider Participation     19
- ------------------------------------------------------------------------------------------------
     Performance Graph                                                                       20
- ------------------------------------------------------------------------------------------------
  Approval of Albertson's, Inc. 1995 Stock-Based Incentive Plan (Proposal 2)                 21
- ------------------------------------------------------------------------------------------------
  Approval of Albertson's, Inc. 1995 Stock Option Plan for Non-Employee Directors
     (Proposal 3)                                                                            23
- ------------------------------------------------------------------------------------------------
  Ratification of Appointment of Independent Auditors (Proposal 4)                           25
- ------------------------------------------------------------------------------------------------
  Stockholder Proposal (Proposal 5)                                                          26
- ------------------------------------------------------------------------------------------------
     Board of Directors' Statement in Opposition                                             26
- ------------------------------------------------------------------------------------------------
  Other Matters                                                                              27
- ------------------------------------------------------------------------------------------------
  Filing of Forms Pursuant to Section 16 of the Securities Exchange Act of 1934              27
- ------------------------------------------------------------------------------------------------
  Deadline for Receipt of Stockholders' Proposals                                            27
- ------------------------------------------------------------------------------------------------
  Exhibit A -- Albertson's Inc. 1995 Stock-Based Incentive Plan                             A-1
- ------------------------------------------------------------------------------------------------
  Exhibit B -- Albertson's Inc. 1995 Stock Option Plan for Non-Employee Directors           B-1
- ------------------------------------------------------------------------------------------------

                            FREE PARKING FOR MEETING

For three hours of free parking at the Eastman Garage, Capital Terrace Garage, Statehouse Inn (roof-top only) and surface parking areas as indicated on the map below, your admittance badge for the Meeting will include a validation sticker. Handicap parking is available as indicated on the map. Parking is not available at Boise Centre on the Grove.

                 [MAP DESCRIBING LOCATION OF ANNUAL MEETING]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS                                 [LOGO]

MAY 26, 1995, AT BOISE, IDAHO

- --------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF ALBERTSON'S, INC.:

The Annual Meeting of Stockholders of Albertson's, Inc., a Delaware corporation ("Company"), will be held on May 26, 1995, at 10:00 a.m., Mountain Daylight Time, in the Eyries Room at the Boise Centre on the Grove, 850 Front Street, Boise, Idaho, for the following purposes:

(1) To elect five Class III directors to hold office for three years and one Class II director to hold office for two years;

(2) To approve the Albertson's, Inc. 1995 Stock-Based Incentive Plan;

(3) To approve the Albertson's, Inc. 1995 Stock Option Plan for Non-Employee Directors;

(4) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending February 1, 1996;

(5) To consider and vote on one stockholder proposal if properly brought before the meeting; and

(6) To transact such other business as may properly come before the meeting.

All of the above matters are more fully described in the accompanying Proxy Statement.

Stockholders of record at the close of business on April 11, 1995, will be entitled to notice of, and to vote at, the meeting.

A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for the ten day period ending immediately prior to the date of the meeting, at 250 Parkcenter Boulevard, Boise, Idaho.

All stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE RETURN YOUR PROXY PROMPTLY. It is important that you mark, sign, date and return the accompanying Proxy, regardless of the size of your holdings, as promptly as possible. A postage prepaid envelope (if mailed in the United States) is enclosed for your convenience.

Any stockholder of record attending the meeting may vote in person even if that stockholder returned a proxy card. If you plan to attend the meeting and your shares are held in the name of a broker or other nominee, please bring a statement or letter from the broker or nominee confirming your ownership of shares.

                                         By Order of the Board of Directors


                                         /s/ Kaye L. O'Riordan
                                         -------------------------------------
                                         Kaye L. O'Riordan
                                         Corporate Secretary

                                         April 21, 1995

                YOUR COPY OF THE COMPANY'S ANNUAL REPORT FOR THE
                FISCAL YEAR ENDED FEBRUARY 2, 1995 IS ENCLOSED.

PROXY STATEMENT

- --------------------------------------------------------------------------------

This Proxy Statement and the accompanying proxy card, which are being mailed to stockholders on or about April 21, 1995, are furnished in connection with the solicitation of proxies by the Board of Directors of Albertson's, Inc., a Delaware corporation ("Company"), for use at the Annual Meeting of Stockholders to be held on May 26, 1995, including any adjournments thereof.

The Annual Meeting is called for the purposes stated in the accompanying Notice of Meeting. All stockholders of record of the Company's Common Stock as of the close of business on April 11, 1995 are entitled to vote at the meeting. As of that date, there were 254,022,781 shares of Common Stock outstanding. On each matter coming before the meeting, a stockholder is entitled to one vote for each share of stock held of record as of the record date.

If the accompanying proxy card is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting by the proxy holder in accordance with the instructions of the stockholder. If no specific instructions are designated, the shares will be voted as recommended by the Board of Directors.

A proxy may be revoked at any time before it is voted at the meeting. Any stockholder who attends the meeting and wishes to vote in person may revoke his or her proxy at that time. Otherwise, revocation of a proxy must be mailed or delivered to the Corporate Secretary of the Company at 250 Parkcenter Boulevard,
P. O. Box 20, Boise, Idaho 83726 and received prior to the meeting.

This solicitation is made on behalf of the Board of Directors and all expenses of this solicitation will be paid by the Company. Initial solicitations will be made by mail. However, to the extent necessary to assure sufficient representation, some directors, officers or regular employees of the Company may solicit proxies in person or by telephone, facsimile or telegram without special compensation. To assist in the solicitation of proxies, the Company has engaged Georgeson and Company, Inc. for a fee estimated not to exceed $25,000 plus reimbursement of expenses. In addition, arrangements have been made with brokerage houses and other custodians to send proxies and proxy solicitation material to their principals, and the Company will reimburse such brokerage houses and custodians for their expenses in doing so.

Under Delaware law and the Company's Restated Certificate of Incorporation, if a quorum is present at the meeting (i) the six nominees for election as directors will be elected by a plurality of the votes cast in the election of directors; and (ii) proposals 2, 3, 4 and 5 must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. With regard to the election of directors, the ratification of the appointment of the independent public accountants, the consideration of the stockholder proposal, if properly brought before the meeting, and other matters that may properly come before the meeting, an abstention from voting or withholding of authority to vote on one of these matters by a stockholder present in person or by proxy at the meeting has no effect on the matter on which the stockholder abstains from voting or withholds the authority to vote. However, an abstention with respect to the approval of the 1995 Stock-Based Incentive Plan or the 1995 Stock Option Plan for Non-Employee Directors will, pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, be counted as a vote against such matter. Withholding of authority to vote on one of these two matters has no effect on the matter on which the stockholder withholds the authority to vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF                           [LOGO]

- --------------------------------------------------------------------------------

The following table shows the persons (including any group deemed a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company who beneficially own more than 5 percent of the Company's Common Stock. It also shows beneficial ownership for each director, for each executive officer named in the Summary Compensation Table and for the executive officers and directors as a group.

                                                SHARES BENEFICIALLY OWNED AND NATURE OF
                                              BENEFICIAL OWNERSHIP AS OF MARCH 31, 1995(1)
- --------------------------------------------------------------------------------------------------------------
                                                                                       AGGREGATE
NAME (AND ADDRESS                           SHARED         SOLE          SHARED          AMOUNT
FOR BENEFICIAL              SOLE VOTING     VOTING      INVESTMENT      INVESTMENT    BENEFICIALLY     PERCENT
OWNERS OVER 5%)                POWER         POWER        POWER           POWER         OWNED(2)      OF CLASS
- --------------------------------------------------------------------------------------------------------------
Markus Stiftung(3)
  Timmasper Weg
  2353 Nortorf
  Federal Republic
  of Germany                 29,152,800           --    29,152,800              --     29,152,800        11.47
Kathryn Albertson(4)
  380 E. Parkcenter Blvd.
  Boise, ID 83706            20,840,446    1,180,000(5) 20,840,446       1,180,000(5)  22,020,446(5)      8.67
A. Gary Ames                      3,200        1,800         3,200           1,800          5,000            +
Cecil D. Andrus                   3,300          800         3,300             800          4,100            +
John B. Carley                  577,834           --       576,900(6)           --        577,834            +
Paul I. Corddry                      --       10,000            --          10,000         10,000            +
John B. Fery                     18,000           --        18,000              --         18,000            +
Clark A. Johnson                 10,100        4,000        10,100           4,000         14,100            +
Charles D. Lein                   6,000       12,200         6,000          12,200         18,200            +
Warren E. McCain              1,243,504           --     1,242,570(6)           --      1,243,504            +
Gary G. Michael                 246,346           --       245,412(6)           --        246,346            +
Beatriz Rivera                       --           --            --              --             --           --
J. B. Scott(4)                6,000,000    1,180,000(5)  6,000,000       1,180,000(5)   7,180,000(5)      2.83
Will M. Storey                    1,000           --         1,000              --          1,000            +
Steven D. Symms                      --        1,300            --           1,300          1,300            +
Carl W. Pennington                  869      172,000            --(6)      172,000        172,869            +
Ronald D. Walk                      869      241,876            --(6)      241,876        242,745            +
All directors (including
  nominees) and all
  executive officers
  as a group (27)            29,308,519(7) 1,916,253(5) 29,298,499(6),(7) 1,916,253(5)  31,224,772(5),(7)  12.29
- --------------------------------------------------------------------------------------------------------------

+ Indicates that the percentage of shares beneficially owned does not exceed one percent of the Company's outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Shares are considered to be "beneficially" owned if the person has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to be the beneficial owner of shares if that person has the right to acquire the beneficial ownership of the shares within 60 days from March 31, 1995.

(2) Each director and executive officer disclaims beneficial ownership of any shares owned by his or her spouse, children or grandchildren and by trusts for such persons, whether or not the director or officer is a trustee or co-trustee thereof.

(3) According to a Schedule 13D filed with the Securities and Exchange Commission on or about January 18, 1990, Mr. Theo Albrecht is also a beneficial owner of these shares. Mr. Albrecht's address is the same as that of Markus Stiftung.

On February 15, 1980, the Company entered into an agreement with Theo Albrecht Stiftung, the name of

- --------------------------------------------------------------------------------

which was changed to Markus Stiftung on April 22, 1988, relating to its ownership of the Company's voting securities. As amended on April 11, 1984, September 25, 1989, and December 5, 1994, this agreement provides that until February 14, 2000 (subject to earlier termination under certain limited circumstances), (i) Markus Stiftung shall not acquire or permit its affiliates to acquire any additional shares of the Company's Common Stock or any other voting securities of the Company if such acquisition would cause it or its affiliates to own directly or indirectly more than 14 percent of the Company's outstanding voting securities; provided that, if the number of outstanding voting securities is reduced for any reason, including purchases by the Company of its voting securities, Markus Stiftung shall not be required to dispose of any of its holdings of voting securities even if such reduction in outstanding voting securities results in Markus Stiftung owning in excess of 14 percent of the outstanding voting securities, and (ii) the Company has a right of first refusal with respect to the voting securities of the Company held by Markus Stiftung if it should desire to dispose of such securities. This agreement also restricts the manner in which the voting securities of the Company may be sold by Markus Stiftung in the event the Company does not elect to exercise such right of first refusal.

(4) On December 31, 1979 the Company entered into an agreement with Kathryn Albertson, providing for an orderly sale and purchase of the Company's Common Stock held by Kathryn Albertson. The agreement with Kathryn Albertson provides that in the event she proposes to sell or dispose of (other than through gift) any of the Company's stock owned by her, she shall give the Company notice and an opportunity to purchase such stock for a specified period at a price and upon terms set forth in the notice. Should the Company decline to exercise its option to purchase all of the stock offered for sale within the specified period, Kathryn Albertson may sell her stock on terms and at a price equivalent to or exceeding that offered to the Company within nine months.

The agreement does not deprive Kathryn Albertson of the privilege to make gifts of stock during her lifetime, but her donees must, within a period not to exceed one year following the date of a gift, grant to the Company an option to purchase all of the stock received as a gift from her at a price that is approximately 96 percent of the then market price. Should the Company not exercise the option to purchase all of such stock within the specified option period, the donee is entitled to hold that stock, deal with it and exercise all rights of ownership thereof free from any provisions of the agreement.

Upon the death of Kathryn Albertson, the Company has an irrevocable and exclusive option to purchase all of her stock at the time of death at a price which is approximately 96 percent of the then market price. If the Company does not exercise its option, the personal representative of the estate is obligated to sell such stock through a secondary public offering, the expenses of which are to be borne by the Company.

Except as summarized above, the agreement does not in any respect deprive Kathryn Albertson of the rights of ownership of the stock owned by her, including unrestricted voting rights and the right to receive and retain all cash and stock dividends.

J. B. Scott holds a revocable power of attorney that enables him to vote any shares held by Kathryn Albertson.

(5) Includes 1,180,000 shares owned by the J. A. and Kathryn Albertson Foundation, Inc., of which Kathryn Albertson and J. B. Scott are directors and officers. Kathryn Albertson and J. B. Scott disclaim any beneficial ownership of these shares.

(6) Shares credited to the Employee Stock Ownership Plan accounts of the individuals named and all executive officers as a group are not included in the column headed "Sole Investment Power" since the shares cannot be sold. Such shares are included in the column headed "Sole Voting Power" and in the column headed "Aggregate Amount Beneficially Owned."

(7) Includes 47,300 shares not held of record on March 31, 1995, but which could have been acquired within 60 days thereafter under the Company's 1982 Incentive Stock Option Plan and 1986 Nonqualified Stock Option Plan by certain executive officers included in all executive officers as a group. Includes 13,756 shares as to which certain executive officers included in all executive officers as a group have sole voting and investment power but which are held for minor children and as to which they disclaim any other beneficial interest. None of these shares could have been acquired by or are held by any of the named individuals.

                                                                          [LOGO]
- --------------------------------------------------------------------------------

ELECTION OF DIRECTORS

(PROPOSAL 1)

- --------------------------------------------------------------------------------

The Board of Directors is divided into three classes, each serving for a three year term. Approximately one-third of the directors are in each class, and all the directors in one class stand for election each year. Five directors presently serve in each of Classes II and III and four directors presently serve in Class I. This year five Class III directors and one Class II director are to be elected.

The Board of Directors has nominated the following candidates to stand for election as Class III directors, all of whom are nominated for terms expiring in 1998: Cecil D. Andrus, John B. Fery, Warren E. McCain, J. B. Scott and Will M. Storey and the following candidate to stand for election as a Class II director for a term expiring in 1997: Beatriz Rivera. Except as otherwise specified in any proxy, the proxies will be voted for the election of all these nominees.

The Board of Directors is informed that each of the six nominees has consented to being named in this Proxy Statement as a nominee for director and to serve as a director if elected; however, if for any reason any of the nominees shall become unavailable for election, the proxy will be voted as directed by the Board of Directors. It is not anticipated that any nominee will be unavailable for election.

All of the nominees are now directors of the Company. Cecil D. Andrus and Beatriz Rivera were each appointed to the Board effective January 3, 1995. Beatriz Rivera has not previously been elected by the stockholders. Cecil D. Andrus previously served on the Board from January 1, 1984 to January 7, 1987 and was elected by the stockholders at the Annual Meeting of Stockholders on May 25, 1984. Each of the other nominees has been previously elected by the stockholders.

Information as to the nominees and as to each other director whose term will continue after the 1995 Annual Meeting of Stockholders is given on pages 6-8. Unless otherwise indicated, the nominees have been engaged in the same principal occupation for the past five years. Directors' ages are as of March 31, 1995. Except for persons identified as officers of the Company, none of the directors or nominees is, or has been during the past five years, employed by the Company or any parent, subsidiary or affiliate of the Company.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS
TERMS EXPIRING IN 1998

- --------------------------------------------------------------------------------

CECIL D. ANDRUS

Director
since 1995
Age 63
Chairman of the Andrus Center for Public Policy, a public policy forum located at Boise State University dealing in natural resource issues, since January 1995. Elected Governor of the State of Idaho in 1987 and served until January 1995. Mr. Andrus is a director of Nu-West Industries, Inc. and the J.A. and Kathryn Albertson Foundation, Inc.

- --------------------------------------------------------------------------------

JOHN B. FERY

Director
since 1974
Age 65
Chairman of the Board of Boise Cascade Corporation, a timber and paper products company, since 1978 and Chief Executive Officer of Boise Cascade Corporation from 1978 to 1994. Mr. Fery is a director of Boise Cascade Corporation, West One Bancorp, Hewlett-Packard Company and The Boeing Company. Chairman of the Compensation Committee and member of the Executive and Grantor Trust Committees.

- --------------------------------------------------------------------------------

WARREN E. MCCAIN

Director
since 1973
Age 69
Chairman of the Executive Committee of the Board of Directors. Chairman of the Board and Chief Executive Officer of the Company from 1976 to 1991. Mr. McCain is a director of West One Bancorp, Portland General Corporation and Pope & Talbot. Chairman of the Executive and Nominating Committees and member of the Compensation and Non-Employee Directors' Deferred Compensation Committees.

- --------------------------------------------------------------------------------

J. B. SCOTT

Director
since 1993
Age 41
Real estate and other investments. Grandson of Kathryn Albertson. Mr. Scott is Vice President and a director of Alscott, Inc. and President and a director of the J.A. and Kathryn Albertson Foundation, Inc. Member of the Audit Committee.

- --------------------------------------------------------------------------------

WILL M. STOREY

Director
since 1992
Age 63
Executive Vice President and Chief Financial Officer, American President Companies, a provider of container transportation services. Vice Chairman of Manville, Inc., building materials, insulation and roofing, from 1989 to 1990. Mr. Storey is a director of American President Companies, Manville, Inc., Riverwood International Corp. and T.I.S. Mortgage Investment Company. Member of the Audit and Compensation Committees.

NOMINEE FOR ELECTION AS CLASS II DIRECTOR                                [LOGO]
TERM EXPIRING IN 1997

- --------------------------------------------------------------------------------

BEATRIZ RIVERA

Director
since 1995
Age 44
Owner of Infiniti of Albuquerque, an automobile dealership, since October 1990. Owner of American Daihatsu, an automobile dealership, from 1988 to October 1990. Ms. Rivera is a director of the Tomas Rivera Center, a trustee of the University of New Mexico Foundation and a member of the Defense Advisory Committee on Women in the Services.

- --------------------------------------------------------------------------------

CONTINUING CLASS I DIRECTORS
TERMS EXPIRING IN 1996

- --------------------------------------------------------------------------------

CLARK A. JOHNSON

Director
since 1989
Age 63
Chairman of the Board and Chief Executive Officer of Pier 1 Imports, a retailer of imported goods. Mr. Johnson is a director of Pier 1 Imports, Actara, Inc., Heritage Media Corporation, InterTan, Inc. and Anacomp, Inc. Member of the Compensation, Nominating and Grantor Trust Committees.

- --------------------------------------------------------------------------------

CHARLES D. LEIN

Director
since 1975
Age 53
President and Chief Operating Officer of Stuller Settings, Inc., a jewelry manufacturing company, since January 1994. Formerly Chairman of the Board, President and Chief Executive Officer of Black Hills Jewelry Manufacturing Co. from 1982 to 1993. President, University of South Dakota from 1977 to 1982 and Dean of the College of Business, Boise State University from 1973 to 1977.
Mr. Lein is a director of Stuller Settings, Inc. and First National Bank of Lafayette. Chairman of the Audit Committee and member of the Executive Committee.

- --------------------------------------------------------------------------------

GARY G. MICHAEL

Director
since 1979
Age 54
Chairman of the Board and Chief Executive Officer of the Company. Vice Chairman of the Board and Chief Financial and Corporate Development Officer of the Company from 1984 to 1991. Mr. Michael is a member of the Board of Directors of the Federal Reserve Bank of San Francisco and a director of Questar Corporation. Chairman of the Non-Employee Directors' Deferred Compensation Committee and member of the Executive Committee.

- --------------------------------------------------------------------------------

STEVEN D. SYMMS

Director
since 1993
Age 56
President of Symms, Lehn & Associates, Inc., a consulting firm, since January 1993. Elected United States Senator from the State of Idaho in 1980 and served until January 1993. Vice President and Secretary of Boise Air Service, Inc. since 1983. Mr. Symms is a director of Symms, Lehn & Associates, Inc., Boise Air Service, Inc. and Symms Fruit Ranch, Inc. Member of the Audit Committee.

- --------------------------------------------------------------------------------

CONTINUING CLASS II DIRECTORS
TERMS EXPIRING IN 1997
- --------------------------------------------------------------------------------

KATHRYN ALBERTSON

Director
since 1958
Age 86
Owner of Kathryn Albertson Enterprises, real estate and other investments. Prior to 1993, homemaker. Grandmother of J. B. Scott. Mrs. Albertson is President and a director of Alscott, Inc. and a director of the J.A. and Kathryn Albertson Foundation, Inc.

- --------------------------------------------------------------------------------

A. GARY AMES

Director
since 1988
Age 50
President and Chief Executive Officer, U S WEST Communications, a telecommunications company and a wholly-owned subsidiary of U S WEST, Inc., since 1990. Mr. Ames is a director of U S WEST Communications, Donaldson Co., First Interstate Bank of Denver, a wholly-owned subsidiary of First Interstate Bancorp, and Tektronix, Inc. Chairman of the Grantor Trust Committee and member of the Compensation and Nominating Committees.

- --------------------------------------------------------------------------------

JOHN B. CARLEY

Director
since 1979

Age 61
President and Chief Operating Officer of the Company. Mr. Carley is a director of Idaho Power Company. Member of the Nominating and Non-Employee Directors' Deferred Compensation Committees.

- --------------------------------------------------------------------------------

PAUL I. CORDDRY

Director
since 1987

Age 58
Retired. Formerly Senior Vice President, Europe, of H. J. Heinz Company, a worldwide provider of processed food products and services, from 1988 to 1992. Mr. Corddry has been Chairman and a director of Bzircus Entertainment Corporation since 1994 and is a director of Ameristar Casinos, Inc. Member of the Audit and Grantor Trust Committees.

                                                                          [LOGO]
- --------------------------------------------------------------------------------

CERTAIN TRANSACTIONS

- --------------------------------------------------------------------------------

During the fiscal year ended February 2, 1995, a store lease was held by Kathryn Albertson Enterprises, a sole proprietorship owned by Kathryn Albertson, a director of the Company and beneficial owner of 8.67 percent of the Company's Common Stock, as landlord, and Albertson's, Inc., as tenant. A similar store lease was held by Alscott, Inc., an Idaho corporation, as landlord, and Albertson's, Inc., as tenant. Kathryn Albertson is President and a director of Alscott, Inc., in which she has a 89.53 percent ownership interest. J. B. Scott, a director of the Company, is Vice President and a director of Alscott, Inc., in which Mr. Scott has a 10.47 percent ownership interest. The terms of the two leases are for periods of 37 and 46 years with expiration dates occurring in 2007 and 2005. The total rentals paid by the Company under the leases to these landlords during the fiscal year ended February 2, 1995, were $328,470.

John B. Fery, a director of the Company, is Chairman of the Board of Boise Cascade Corporation. During the fiscal year ended February 2, 1995, the Aviation Division of Boise Cascade provided flight crews, fuel, maintenance and various other services related to the operation of the Company's aircraft, for which the Company paid Boise Cascade $2,811,492. In addition, the Company paid Boise Cascade $146,863 for merchandise purchased from Boise Cascade's Corrugated Container Division and Office Products Division during such period.

Steven D. Symms, a director of the Company, is a director and officer of Symms Fruit Ranch, Inc. During the fiscal year ended February 2, 1995, the Company paid Symms Fruit Ranch $336,694 for food products purchased for resale in the Company's stores. St. Chapelle Winery is a wholly-owned subsidiary of Symms Fruit Ranch, Inc. During the fiscal year ended February 2, 1995, the Company paid $2,140,831 to distributors for St. Chapelle wine purchased for resale in the Company's stores.

Donald Carley, brother of John B. Carley, a director of the Company, is a controlling stockholder of the Vendredi Company, a food brokerage company based in San Diego, California. During the fiscal year ended February 2, 1995, the Company paid the Vendredi Company $1,312,551 for merchandise supplied by that firm to the Company for resale in the Company's stores.

Richard Ogle, son-in-law of Warren E. McCain, a director of the Company, is the owner of The Office Environment Company, an office supply company. During the fiscal year ended February 2, 1995, the Company paid $1,320,715 to The Office Environment Company for office furniture, equipment and supplies.

In the opinion of management, all of the foregoing transactions were fair and reasonable and were entered into on terms not less favorable than could be obtained in transactions with responsible third parties.

- --------------------------------------------------------------------------------

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

- --------------------------------------------------------------------------------

The Board of Directors held four regular meetings during the last full fiscal year of the Company. All incumbent directors, except John B. Fery, attended at least 75 percent of the total meetings of the Board of Directors and the committees of which they were members.

The Company has an Executive Committee, which is a standing committee of the Board of Directors, presently consisting of four members who are Warren E. McCain, Chairman, John B. Fery, Charles D. Lein and Gary G. Michael. There were two meetings of the Executive Committee held during the last fiscal year. The Executive Committee was established to exercise the authority of the Board of Directors between meetings of the full Board subject to limitations under Delaware law.

The Company has an Audit Committee, which is a standing committee of the Board of Directors, presently consisting of five members who are Charles D. Lein, Chairman, Paul I. Corddry, J. B. Scott, Will M. Storey and Steven D. Symms. Four meetings of the Audit Committee were held during the last fiscal year. The Audit Committee's responsibilities include: (i) reviewing the plan, scope and results of the independent audit and reporting to the full Board whether financial information is fairly presented and whether generally accepted accounting principles are followed; (ii) monitoring the internal accounting and financial functions of the Company to assure quality of staff and proper internal controls; and (iii) investigating conflicts of interest, compliance with ethical standards and compliance with laws and regulations.

The Company has a Compensation Committee, which is a standing committee of the Board of Directors, presently consisting of five members who are John B. Fery, Chairman, A. Gary Ames, Clark A. Johnson, Warren E. McCain and Will M. Storey. Two meetings of the Compensation Committee were held during the last fiscal year. The Compensation Committee is responsible for reviewing annual salaries and bonuses paid to the elected officers and certain other officers of the Company and for selecting key employees who are to receive stock option grants and determining the terms thereof.

The Company has a Nominating Committee, which is a standing committee of the Board of Directors, presently consisting of four members who are Warren E. McCain, Chairman, A. Gary Ames, John B. Carley and Clark A. Johnson. There were three meetings of the Nominating Committee held during the last fiscal year. The Nominating Committee is responsible for selecting nominees to fill Board vacancies and to replace retiring members of the Board and for selecting nominees for membership on Board committees. The Nominating Committee reviews possible nominees for membership on the Board of Directors, including any nominees recommended in good faith by a registered stockholder with the consent of the proposed nominee, and makes recommendations concerning nominees to the Board of Directors. Stockholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Corporate Secretary of the Company, giving the candidate's name, biographical data and qualifications. In addition, the Company's By-Laws permit stockholders to make nominations for directors at a meeting of stockholders, but only if, among other things, timely written notice of an intent to make such a nomination is given to the Corporate Secretary of the Company. To be timely, such notice, except in certain circumstances, must be received by the Company not less than 50 days nor more than 75 days prior to the stockholders' meeting.

The Company has a Grantor Trust Committee, which is a special committee of the Board of Directors, presently consisting of four members who are A. Gary Ames, Chairman, Paul I. Corddry, John B. Fery and Clark A. Johnson, none of whom has a financial interest in the deferred compensation plans and trusts established by the Company for its executives. There was one meeting of the Grantor Trust Committee held during the last fiscal year. The Grantor Trust

                                                                         [LOGO]
- --------------------------------------------------------------------------------

Committee was established to administer the Company's deferred compensation plans and pension benefit makeup plan for its executives and the trusts established to protect the benefits to be received under these plans. The plans and trusts are described more fully herein.

The Company has a Non-Employee Directors' Deferred Compensation Committee which is a special committee created to administer the Non-Employee Directors' Deferred Compensation Plan. The committee presently consists of three members who are Gary G. Michael, Chairman, John B. Carley and Warren E. McCain, none of whom has a financial interest in this plan. The committee held no meetings during the last fiscal year.

- --------------------------------------------------------------------------------

DIRECTORS' FEES

- --------------------------------------------------------------------------------

Directors who are employees of the Company do not receive additional compensation as directors. Directors who are not employees receive directors' fees of $26,400 per year plus $1,000 for each Board of Directors' and committee meeting attended.

Non-employee directors may elect to defer payment of their directors' fees into the Non-Employee Directors' Deferred Compensation Plan described in footnote 1 to the Summary Compensation Table on page 12.

- --------------------------------------------------------------------------------

COMPENSATION OF EXECUTIVE OFFICERS

- --------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                     ANNUAL
                                                                  COMPENSATION                   AWARDS
                                                     --------------------------------------   ------------
                                                                                               SECURITIES
                                                                             OTHER ANNUAL      UNDERLYING     ALL OTHER
                 NAME AND                   FISCAL   SALARY(1)   BONUS(1)   COMPENSATION(2)    OPTIONS(3)   COMPENSATION(4)
            PRINCIPAL POSITION               YEAR       ($)        ($)            ($)             (#)            ($)
- ------------------------------------------  ------   ---------   --------   ---------------   ------------   ------------
Gary G. Michael                              1994    $655,500    $327,600       $80,327               0        $ 75,191
  Chairman of the Board and Chief            1993     637,577     325,000        22,000               0          65,496
  Executive Officer and a director           1992     586,769     341,000        22,000               0          56,673
John B. Carley                               1994     585,077     292,800        22,000               0          76,499
  President and Chief Operating              1993     570,385     290,000        22,000               0          67,944
  Officer and a director                     1992     534,231     305,250        22,000               0          59,100
Warren E. McCain(5)                          1994     500,000           0        22,000               0         303,867
  Chairman of the Executive                  1993     509,616           0        22,000               0         271,827
  Committee of the Board                     1992     500,000           0        22,000               0         240,912
  and a director
Carl W. Pennington                           1994     265,462     100,000            --               0          15,552
  Senior Vice President,                     1993     257,125      65,625            --               0          11,965
  Corporate Merchandising                    1992     239,846     100,000            --               0           9,084
Ronald D. Walk                               1994     264,616     145,750            --               0          13,092
  Senior Vice President                      1993     257,125     118,125            --               0           9,694
  and Regional Manager                       1992     239,846     112,500            --               0           6,989

- --------------------------------------------------------------------------------

(1) Certain officers, including certain of the individuals named in the above table, were entitled to defer up to 50 percent of the aggregate amount of their salaries and bonuses and non-employee directors were entitled to defer up to 100 percent of their directors' fees pursuant to two substantially similar deferred compensation plans for officers and directors approved by the Board of Directors on December 5, 1983. A third plan, the 1990 Deferred Compensation Plan ("1990 Plan") was approved by the Board of Directors on December 4, 1989, effective as of January 1, 1990. Under the 1990 Plan, certain officers, including the individuals named in the above table, and certain highly compensated employees are entitled to defer up to 35 percent of their salaries, and the Compensation Committee will defer, for "covered employees" as that term is defined in Section 162(m) of the Internal Revenue Code, that portion of the annual bonus which, in the judgment of the Compensation Committee, would not be deductible by the Company pursuant to the provisions of Section 162(m). The Company does not expect that any amounts so deferred will be material in fiscal year 1995. Officers with contracts under the two initial plans were permitted in 1992 and prior years to make deferrals under those plans and under the 1990 Plan.

Salaries, bonuses and fees deferred into these plans accrue interest until benefits are completely distributed at the monthly Corporate Bond Yield Average with respect to average corporations as determined from the Moody's Bond Record published by Moody's Investor's Service, Inc. ("Moody's Average"), except when benefits are paid upon termination of employment following a change in control, death, disability prior to termination of employment (under the two initial plans) or retirement ("Certain Events"). In the case of such Certain Events, deferred amounts accrue interest at a rate equal to the Moody's Average plus 4 percent under the two initial plans or the Moody's Average plus 3 percent under the 1990 Plan. A fourth plan, the Non-Employee Directors' Deferred Compensation Plan was approved by the Board of Directors and by a special committee of the Board consisting of three employee directors on December 4, 1989. This plan permits non-employee directors to defer up to 100% of their directors' fees. Interest is accrued until benefits are completely distributed at the Moody's Average plus 3 percent in the case of Certain Events and at the Moody's Average in all other cases.

The Company has purchased cost recovery life insurance to cover its obligations under the two initial deferred compensation plans for officers and directors, and the Company is the owner of these policies. The Company has also purchased cost recovery life insurance to cover the obligations under the 1990 Plan and has transferred ownership of these policies to the trustee of the grantor trust established for the 1990

                                                                         [LOGO]
- --------------------------------------------------------------------------------

Plan (see discussion below). If assumptions as to mortality, experience, interest rates and other factors are realized, the Company or the trustee of the grantor trust, as applicable, will recover from such policies an amount equal to the benefit payments under these plans and the premium payments on the insurance policies. The plans, except for the Non-Employee Directors' Deferred Compensation Plan, are administered by the Grantor Trust Committee of the Board of Directors. The Non-Employee Directors' Deferred Compensation Plan is administered by the Non-Employee Directors' Deferred Compensation Committee, a committee of the Board consisting of three employee directors.

Pursuant to the foregoing plans, the individuals named in the table on page 12 have deferred the following amounts of salary paid or allocated to them for services rendered during the fiscal year ended February 2, 1995: Mr. Michael, $60,000; Mr. Pennington, $88,510; and Mr. Walk, $91,789. Pursuant to the foregoing plans, the individuals named in the table on page 12 deferred the following amounts of salary paid or allocated to them for services rendered during the fiscal year ended February 3, 1994: Mr. Michael, $53,769; Mr. Pennington, $85,952; and Mr. Walk, $86,372. Pursuant to the foregoing plans, the individuals named in the table on page 12 deferred the following amounts of salary and/or bonus paid or allocated to them for services rendered during the fiscal year ended January 28, 1993: Mr. Michael, $37,231; Mr. Carley, $25,000; Mr. Pennington, $71,077; and Mr. Walk, $71,077. These amounts are included in the columns for salary and/or bonus in the table on page 12.

In order to secure the compensation deferred and interest accrued thereon under the deferred compensation plans already described, except for the Non-Employee Directors' Deferred Compensation Plan, the Company has established the Executive Deferred Compensation Trust and the 1990 Deferred Compensation Trust ("Deferred Compensation Trusts"), which are grantor trusts within the meaning of the Internal Revenue Code, Section 671. The Company has or intends to contribute cash, real estate, insurance policies or other property into the Deferred Compensation Trusts to provide for payment of benefits under the deferred compensation plans in the event of a change in control of the Company. The trusts are administered by the Grantor Trust Committee of the Board of Directors. These trusts become irrevocable upon the occurrence of certain events described in each trust as constituting a "potential change in control," and the Company is required to make certain contributions of cash to each trust upon the occurrence of certain other events described in each trust as constituting a "change in control."

The individuals named in the table on page 12 are eligible, along with all "eligible" employees (those who complete at least 1,000 hours of service during the twelve-month period commencing with their date of hire or with any anniversary thereof, are age 21 or over and (with certain exceptions) are not covered by a collective bargaining agreement), to defer a portion of their salary into the Albertson's Tax Deferred Savings Plan ("Savings Plan") which is a salary deferral plan pursuant to Section 401(k) of the Internal Revenue Code. During the fiscal year ended February 2, 1995, the individuals named in the table on page 12 deferred the following amounts into the Savings Plan: Mr. Michael, $5,950 and Mr. Walk, $9,317. During the fiscal year ended February 3, 1994, the individuals named in the table on page 12 deferred the following amounts into the Savings Plan: Mr. Michael, $5,833 and Mr. Walk, $9,258. During the fiscal year ended January 28, 1993, the individuals named in the table on page 12 deferred the following amounts into the Savings Plan: Mr. Michael, $5,489 and Mr. Walk, $9,448. All amounts deferred into the Savings Plan by these individuals are included in the column for salary in the table on page 12.

(2) This column includes $22,000 in fiscal years 1994, 1993 and 1992 for each of Gary G. Michael, John B. Carley and Warren E. McCain, which is a fixed annual amount, in addition to salary and bonus, contributed by the Company and deferred into the deferred compensation plans described in footnote 1. This column also includes the value for income tax purposes of noncash personal benefits; except that amounts, when aggregated, which did not exceed the lesser of $50,000 or 10% of compensation for any of the named executives are not included. The amount indicated for Mr. Michael for fiscal year 1994 includes $39,400 which is the value of personal use of corporate aircraft.

(3) The Company has granted options to its employees for the purchase of the Company's Common Stock pursuant to three stock option plans: (i) the 1975 Employees' Stock Option Plan ("1975 Plan"), which was adopted by the stockholders in May 1975 and which expired by its terms on April 6, 1985; (ii) the 1982 Incentive Stock Option Plan ("1982 Plan"), which was adopted by the stockholders in May 1982 and which expired by its terms on February 29, 1992; and (iii) the 1986 Nonqualified Stock Option Plan ("1986 Plan"), which was adopted by the stockholders in May 1986 and will expire in 1996. The 1975 Plan and the 1982 Plan provided and the 1986 Plan provides for the issuance of stock options from time to time to key employees of the Company, including executive officers, designated by the Compensation Committee of the Board as holding positions of substantial responsibility, demonstrating special capabilities and contributing significantly to fiscal performance. The stock option plans and related agreements contain provisions that, in certain circumstances, may cause the date of exercise for options granted thereunder to

- --------------------------------------------------------------------------------

accelerate in the event there is a change in control of the Company. No stock options were granted to the individuals named in the table on page 12 during the fiscal year ended February 2, 1995.

(4) This column consists of the "above-market" (as such term is defined in Item 402(b)(2)(iii)(C), Instruction 3, of Regulation S-K of the Securities and Exchange Commission) portion of the interest credited to the account of each of the named executives under the deferred compensation plans described in footnote
1. The "above-market" portion of the interest accrued when benefits are paid following the occurrence of "Certain Events," as that term is defined in footnote 1, is set forth in the table on page 12 because it is the larger amount of interest credited.

(5) Effective February 1, 1991, Warren E. McCain entered into an employment contract with the Company as Chairman of the Executive Committee of the Board of Directors for an annual salary of $500,000 for a period of five years, as well as all perquisites provided by the Company to senior executive officers and the annual $22,000 contribution to deferred compensation for the five-year period. No bonus is to be paid for services rendered during the five-year period.

- --------------------------------------------------------------------------------

                     STOCK OPTION AND YEAR-END VALUE TABLE
           AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END STOCK OPTION VALUES
- --------------------------------------------------------------------------------

                                                               NUMBER OF SECURITIES          VALUE+ OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-MONEY
                                   SHARES                   OPTIONS AT FISCAL YEAR-END    OPTIONS AT FISCAL YEAR-END
                                 ACQUIRED ON     VALUE+     ---------------------------   ---------------------------
                                  EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             NAME                    (#)          ($)           (#)            (#)            ($)            ($)
- -------------------------------  -----------   ----------   -----------   -------------   -----------   -------------
Gary G. Michael                     32,000     $  518,000        0           208,000          $ 0         $3,258,000
  Chairman of the Board and
  Chief Executive Officer
  and a director
John B. Carley                     120,000      1,780,000        0           120,000            0          1,900,000
  President and Chief Operating
  Officer and a director
Warren E. McCain                   130,000      2,006,875        0                 0            0                  0
  Chairman of the Executive
  Committee of the Board
  and a director
Carl W. Pennington                  32,000        868,000        0            50,000            0            681,250
  Senior Vice President,
  Corporate Merchandising
Ronald D. Walk                           0              0        0            50,000            0            681,250
  Senior Vice President and
  Regional Manager

+ The dollar values are calculated by determining the difference between the closing price on the New York Stock Exchange Composite Tape for the Company's Common Stock at exercise or at fiscal year-end (February 2, 1995) for exercisable and unexercisable options and the exercise price of the options.

RETIREMENT BENEFITS

The Company has adopted two defined benefit pension plans that cover certain salaried and hourly-paid employees of the Company, both of which are governed by the Employee Retirement Income Security Act of 1974 ("ERISA"). One plan covers eligible salaried employees of the Company and the other plan covers eligible hourly-paid employees. "Eligible" employees are those who complete at least 1,000 hours of service during the twelve-month period commencing with their date of hire or with any anniversary thereof, are age 21 or over and (with certain exceptions) are not covered by a collective bargaining agreement. The amount of benefit paid under the plans depends upon the credited years

                                                                          [LOGO]
- --------------------------------------------------------------------------------

of service and the compensation level of the participant. The compensation used in determining the retirement benefit for the individuals named in the Summary Compensation Table on page 12 consists of the employee's salary and deferred compensation and does not include bonus and noncash compensation.

The following table gives the estimated annual benefit payable upon retirement for participants in the salaried pension plan including benefits payable under the Makeup Plan discussed below. The estimates assume normal retirement at age 62 for employees at specified compensation levels (based on average earnings for the highest five consecutive years of service out of the last ten years) with various years of service with the Company.

                               PENSION PLAN TABLE
- --------------------------------------------------------------------------------

                                             YEARS OF SERVICE
COMPENSATION     -------------------------------------------------------------------------
   LEVEL            20           25           30           35           40           45
- ------------------------------------------------------------------------------------------
  $100,000       $ 27,000     $ 33,750     $ 40,500     $ 47,250     $ 54,000     $ 60,750
   200,000         54,000       67,500       81,000       94,500      108,000      121,500
   300,000         81,000      101,250      121,500      141,750      162,000      182,250
   400,000        108,000      135,000      162,000      189,000      216,000      243,000
   500,000        135,000      168,750      202,500      236,250      270,000      303,750
   600,000        162,000      202,500      243,000      283,500      324,000      364,500
   700,000        189,000      236,250      283,500      330,750      378,000      425,250
   800,000        216,000      270,000      324,000      378,000      432,000      486,000

- --------------------------------------------------------------------------------

As of February 2, 1995, the years of service credited to the executive officers listed in the Summary Compensation Table on page 12 were: Mr. Michael, 29; Mr. Carley, 41; Mr. McCain, 43; Mr. Pennington, 31; and Mr. Walk, 33. Also as of such date, the covered compensation for the last fiscal year of these executive officers under the Company's pension plans was: Mr. Michael, $677,000; Mr. Carley, $606,615; Mr. McCain, $522,000; Mr. Pennington, $265,192; and Mr. Walk, $264,423.

The amounts presented in the pension table are single life annuities notwithstanding the availability of joint and survivor annuity provisions. The pension benefit is not subject to any deduction for social security or other offset amounts.

Retirement benefits otherwise available to key executives under the Company's qualified defined benefit plans have been limited by the effects of the Internal Revenue Code of 1986, as recently amended (the "Code"). For example, the maximum annual benefit under a qualified pension plan under the Code is limited to $120,000 (subject to certain exceptions). The Company has complied with this limitation to assure continuing qualification of its plans. To offset the loss of retirement benefits associated with tax law limitations, the Company adopted a nonqualified "makeup" benefit plan ("Makeup Plan") effective June 1, 1988. Benefits are provided under this plan for key employees equal to those that would otherwise be lost by such plan qualification limitations. The Makeup Plan was amended effective 1990 to extend certain benefits to participants in the 1990 Deferred Compensation Plan. All amounts for any benefits accrued under the Makeup Plan are included in the figures in the Summary Compensation Table on page 12.

In order to protect the benefits payable under the Makeup Plan, the Company has established the Executive Pension Makeup Trust ("Makeup Trust"), which is a grantor trust that is substantially similar to the Deferred Compensation Trusts described in footnote 1 to the Summary Compensation Table on page 12. The Makeup Trust is administered by the Grantor Trust Committee of the Board of Directors as are the Deferred Compensation Trusts.

- --------------------------------------------------------------------------------

COMPENSATION COMMITTEE/EXECUTIVE
COMMITTEE REPORT

OVERVIEW

For the fiscal year ended February 2, 1995, the Compensation Committee established the annual salaries of the Chairman and Chief Executive Officer ("CEO") and the President and Chief Operating Officer ("President") and determined that the annual salaries of the Executive Vice President, Store Development and the Executive Vice President, Administration and General Counsel ("Executive Vice Presidents") recommended by the CEO were reasonable based upon its analysis of the factors discussed below and approved those annual salaries. The annual salaries of the other executive officers were determined by the CEO and were reviewed by the Compensation Committee. The Executive Committee reviewed and approved the annual salaries of all of the executive officers. The Compensation Committee determined that the bonus policy for all officers of the Company recommended by the CEO and the Executive Committee was reasonable based upon its analysis of the factors discussed below, approved the bonus policy and determined the amount of the annual bonuses paid for the fiscal year. The Compensation Committee approved all grants of stock options during the fiscal year, as recommended by the CEO; however, no options were granted to the five executives named in the Summary Compensation Table. All decisions of the Compensation Committee and the Executive Committee were reported to the Board of Directors.

EXECUTIVE OFFICER COMPENSATION POLICY

The compensation policy of the Company, which is applied by the Compensation Committee and the Executive Committee to the compensation of the CEO, President and Executive Vice Presidents and by the CEO to the compensation of the other executive officers, is to set compensation so as to attract and retain the highest quality people who will contribute to the long-term performance and long-term growth of the Company. To this end, annual compensation for executive officers (except for the Chairman of the Executive Committee) consists of an annual salary which is not directly dependent upon the Company's performance in that fiscal year and an annual bonus which is paid after the end of the fiscal year and which is computed as a percentage of annual salary. As discussed in more detail below, the annual bonus is directly dependent upon the Company's performance in the completed fiscal year. It is the Company's long-standing policy that the annual bonus make up a substantial portion of executive officer compensation. An additional bonus may be granted to an executive officer for exceptional services to the Company as approved by the Compensation Committee.

In accordance with this overall policy, the Company provides retirement benefits to encourage executive officers to stay with the Company. To this end, the executive officers participate in the defined benefit pension plan that covers eligible salaried employees of the Company as well as in the non-qualified "makeup" benefit plan which provides benefits for key employees equal to those that would otherwise be lost by certain plan qualification limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Both of these plans are described under the heading "Retirement Benefits." For each of the CEO, President and Chairman of the Executive Committee, the Company has agreed to contribute $22,000 for the fiscal year, in lieu of salary, to the deferred compensation plans established by the Company which are described in footnote 1 to the Summary Compensation Table. The executive officers are also eligible to contribute amounts from their annual salary into the Company-wide 401(k) plan and/or the deferred compensation plans described in footnote 1 to the Summary Compensation Table.

During the last fiscal year, the remuneration paid to executive officers did not exceed the deductibility limit under Section 162(m) of the Code. It is not anticipated that the remuneration paid to executive officers during the next fiscal year will exceed the deductibility limit under Section 162(m) of the Code in a material amount unless the Company's sales and net earnings are exceedingly high which would result in a larger

                                                                          [LOGO]
- --------------------------------------------------------------------------------

amount of annual bonus paid as a percentage of annual salary. If, however, remuneration payable to an executive officer who is also a "covered employee" as that term is defined in Section 162(m) would exceed the deductibility limit under Section 162(m) in fiscal year 1995, then the Compensation Committee will defer under the 1990 Deferred Compensation Plan (the "1990 Plan") which is described in footnote 1 to the Summary Compensation Table that portion of the annual bonus which, in the judgment of the Compensation Committee, would not be deductible by the Company pursuant to the provisions of Section 162(m). Such deferred amounts will be paid to the affected executive officers pursuant to the terms of the 1990 Plan upon termination or retirement in years when it is anticipated that such amounts would be deductible by the Company. The Compensation Committee will continue to monitor this issue in future years.

EXECUTIVE OFFICER COMPENSATION

Executive officer compensation (except the compensation for the Chairman of the Executive Committee) consists of two annual components: (i) an annual salary which is determined upon the basis of a number of factors, only one of which is the Company's overall performance in prior fiscal years and (ii) an annual bonus which is determined solely on the basis of the Company's performance during the fiscal year (an additional bonus may be granted for exceptional services to the Company as approved by the Compensation Committee); and one long-term component: stock options, the value of which is directly dependent upon the Company's long-term performance.

  Annual Salaries -- Compensation Committee

In determining the annual salaries (including increases) for the CEO, the President and the Executive Vice Presidents for the last fiscal year, the Compensation Committee considered a number of factors. These factors included the experience and responsibilities of the executive officers, the Company's overall performance in prior fiscal years and the role of the executive officers in achieving such performance. The consideration of overall performance was not based on specific measures of performance. The Compensation Committee did not give any specific weight to these factors in determining the annual salary component of compensation. For background purposes only, and not to establish specific target compensation levels, the Compensation Committee also reviewed a study of senior executive compensation in the retail grocery and distribution industry prepared by an outside consultant, as well as two wholesaler/retailer comparison surveys prepared by third parties. One of the third-party comparison surveys included four of the seven companies in the Standard & Poor's Retail Store-Food Chains Index used in the Performance Graph on page 20, one of the surveys included one of those companies and the remaining survey included all seven of those companies. The annual salary of the Chairman of the Executive Committee was established pursuant to an employment agreement which is discussed in footnote 5 to the Summary Compensation Table. The Chairman of the Executive Committee does not receive a bonus and is not eligible to be granted stock options.

 Annual Salaries -- Compensation Committee and Executive Committee

In reviewing the annual salary structure for the other executive officers for the last fiscal year, the Compensation Committee and the Executive Committee considered the recommendations of the CEO as well as factors similar to those set forth above. The Compensation Committee and the Executive Committee did not give any specific weight to any of these factors in determining the annual salary component of compensation.

 Annual Bonus -- Compensation Committee and Executive Committee

The bonus policy approved by the Compensation Committee and by the Executive Committee set forth a scale of percentages of annual salary to be paid if certain Company-wide sales volume increases over the prior fiscal year were achieved by the Company and a scale of percentages of annual salary to be paid if certain Company-wide net earnings increases over the prior fiscal year

- --------------------------------------------------------------------------------

were achieved by the Company. An additional bonus may be granted to an executive officer for exceptional services to the Company as approved by the Compensation Committee. For the Senior Vice Presidents and Regional Managers, a significant portion (approximately 45% of the maximum bonus which could be achieved) of their annual bonus determination was based on performance goals for each of their regions of responsibility consisting of a sales volume goal and an earnings goal which, in each case, required improved performance compared to the prior fiscal year. The remainder of their annual bonus determination was based on achievement of the Company-wide sales volume increases and Company-wide net earnings increases. In addition, the percentage of annual salary to be paid as annual bonus increased for the more senior officers in recognition of the leadership roles of the senior officers.

The Compensation Committee established the annual bonuses based upon the sales volume increases and the net earnings increases that were achieved, and, for the Senior Vice Presidents and Regional Managers, the regional sales volume increases and earnings increases that were achieved. Accordingly, the annual bonuses of the CEO and President were set at 48% of their current annual salary. The Chairman of the Executive Committee does not receive an annual bonus as set forth in the employment agreement discussed in footnote 5 to the Summary Compensation Table. The annual bonus of the Senior Vice President, Corporate Merchandising whose compensation is disclosed in the Summary Compensation Table was set at 32% of his current annual salary, and he also received an additional bonus of approximately 4% of his current annual salary based upon exceptional services to the Company during the last fiscal year as approved by the Compensation Committee. The annual bonus of the Senior Vice President and Regional Manager whose compensation is disclosed in the Summary Compensation Table was set at 53% of his current annual salary.

  Stock Options -- Compensation Committee

Stock options are granted from time to time by the Compensation Committee to certain employees of the Company, including executive officers. Stock options are granted by the Compensation Committee to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees and thus promote the success of the business of the Company. Criteria used by the Compensation Committee in making stock option grants include the potential for a person in the employee's position to make a significant contribution to the Company's performance; the employee's past performance; the employee's length of service with the Company; an evaluation of the employee's potential for advancement; and factors bearing on the desirability of encouraging continuance of the employee's employment with the Company. The Committee also considers the amount and terms of previous option grants when determining the grant of options. Based on these factors, the Compensation Committee determined that the recommendations received from the CEO of those employees to whom it would be appropriate to grant stock options were reasonable and granted those stock options. No stock options were granted during the last fiscal year to the five executive officers named in the Summary Compensation Table. The primary factor involved in this determination was that each of these executives has previously been granted options as set forth in the table on page 14.

  Compensation of the CEO -- Compensation Committee

The compensation of Gary G. Michael, Chairman of the Board and Chief Executive Officer, consists of the same elements as for other executive officers, which are annual salary, annual bonus based upon the performance of the Company during the fiscal year and stock options, as well as the $22,000 payment, in lieu of salary, to the deferred compensation plans described in footnote 1 to the Summary Compensation Table. Mr. Michael also participates in the retirement programs and in the optional deferrals of annual

                                                                          [LOGO]
- --------------------------------------------------------------------------------

salary into the 401(k) plan or the deferred compensation plans discussed herein.

Mr. Michael's annual salary was not based upon specific measures of the Company's performance during the fiscal year. His annual salary determination (including the increase) was based on the Compensation Committee's evaluation of his performance during the prior fiscal year which included the financial results reflected in the Performance Graph set forth on page 20 of this Proxy Statement and nonfinancial factors including strategic planning for the future of the Company, as well as the factors discussed previously under the heading "Annual Salaries -- Compensation Committee." His bonus was based upon the achievement of the specific Company-wide sales volume increases and net earnings increases discussed previously under the heading "Annual Bonus -- Compensation Committee and Executive Committee." His bonus was 48% of his current annual salary. Mr. Michael was not granted a stock option during the fiscal year.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

  John B. Fery,         Clark A. Johnson
    Chairman            Warren E. McCain
  A. Gary Ames          Will M. Storey

EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

  Warren E. McCain,     Charles D. Lein
  Chairman              Gary G. Michael*
  John B. Fery

*Mr. Michael did not participate as a member of the Executive Committee in any of the decisions that are described in the Compensation Committee/Executive Committee Report.

COMPENSATION COMMITTEE AND
EXECUTIVE COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

The members of the Compensation Committee are John B. Fery, Chairman, A. Gary Ames, Clark A. Johnson, Warren E. McCain and Will M. Storey. The members of the Executive Committee are Warren E. McCain, Chairman, John B. Fery, Charles D. Lein and Gary G. Michael.

John B. Fery, the Chairman of the Board of Boise Cascade Corporation, has served on the Compensation Committee since 1993 and on the Executive Committee since 1988. During the fiscal year ended February 2, 1995, the Aviation Division of Boise Cascade provided flight crews, fuel, maintenance and various other services related to the operation of the Company's aircraft, for which the Company paid Boise Cascade $2,811,492. In addition, the Company paid Boise Cascade $146,863 for merchandise purchased from Boise Cascade's Corrugated Container Division and Office Products Division during such period.

Warren E. McCain, Chairman of the Executive Committee of the Board of Directors and formerly the Chairman of the Board and Chief Executive Officer of the Company, has served on the Compensation Committee since 1992 and on the Executive Committee since 1988. Since February 1991, Mr. McCain has been paid a fixed salary of $500,000 a year as established in the employment agreement described in footnote 5 to the Summary Compensation Table and has not been eligible to receive a bonus or a stock option.

Gary G. Michael, Chairman of the Board and Chief Executive Officer, has served on the Executive Committee since 1993. Mr. Michael did not participate as a member of the Executive Committee in any of the decisions that are described in the Compensation Committee/Executive Committee Report.

- --------------------------------------------------------------------------------

PERFORMANCE GRAPH

The following graph provides a comparison of the five-year cumulative total return* for the Standard & Poor's 500 Index, the Standard & Poor's Retail Store-Food Chains Index and the Company.

                       1/90     1/91    1/92    1/93    1/94    1/95
                -----------------------------------------------------
Albertsons Inc          100     150     157     195     217     246

S & P 500               100     108     133     147     166     167

S & P RETL STRS--
 FOOD CHNS              100     125     121     155     150     163

* $100 invested on January 31, 1990 in stock or index including reinvestment of dividends. Fiscal year ending January 31.

APPROVAL OF 1995 STOCK-BASED INCENTIVE PLAN
(PROPOSAL 2)                                                              [LOGO]

- --------------------------------------------------------------------------------

On April 5, 1995, the Compensation Committee of the Board of Directors adopted, with authorization from the Board of Directors and subject to stockholder approval, the Albertson's, Inc. 1995 Stock-Based Incentive Plan ("1995 Plan"). Under the 1995 Plan, stock options or other awards may be granted to key employees of the Company or its subsidiaries, including directors who are employees and officers, to purchase not more than an aggregate of 10,000,000 shares of the Company's Common Stock, par value $1.00 per share ("Common Stock").

SUMMARY OF 1995 STOCK-BASED INCENTIVE PLAN

The full text of the 1995 Plan is set forth in Exhibit A to this Proxy Statement. The following summary of provisions of the 1995 Plan is qualified in its entirety by reference to the text of the 1995 Plan.

The 1995 Plan permits the Company to grant to key employees of the Company or its subsidiaries awards which may include nonqualified stock options, incentive stock options, restricted or deferred stock, stock appreciation rights, alone or in tandem with stock options, or other stock-based incentive awards.

The purposes of the 1995 Plan are to aid in the retention of key employees and to further align the long-term interests of key employees with those of the stockholders.

The 1995 Plan will be administered by the Company's Compensation Committee ("Committee"). No member of the Committee will be eligible to receive awards under the 1995 Plan while serving as a member. Subject to the limitations in the 1995 Plan, the Committee has the authority to determine and designate the key employees to whom awards are to be granted, the number of shares to be awarded, the restrictions, if any, on the shares issuable upon the exercise of the award, the terms for payment of the award price and the terms and conditions of each award. In addition, the Committee may at any time, regardless of the then current market value of the Common Stock, grant new awards in exchange for the surrender of a previously granted award under the 1995 Plan. Shares covered by any such surrendered award will again be available for the grant of additional awards under the 1995 Plan.

To the extent award agreements entered into under the 1995 Plan contain provisions restricting the exercise of the related awards during an employment period following the date of grant, the 1995 Plan contains provisions that would permit all outstanding awards subject to such agreements to become immediately exercisable upon the occurrence of certain events related to a change of control or possible change of control of the Company.

Consideration for the awards to be granted under the 1995 Plan will be provided by the past, present and expected future contributions to the management of the Company made by the key employees to whom awards are granted. No monetary consideration is provided by the key employees with respect to the grant of the awards.

No awards may be granted under the 1995 Plan after May 25, 2005. No award granted under the 1995 Plan will be transferable except in the event of the death of a key employee to whom an award has been granted or a transfer permitted by Rule 16b-3 of the Rules and Regulations of the Securities and Exchange Commission. Restrictions with regard to the awards such as forfeiture upon termination of employment and the term of awards granted will be specified by the Compensation Committee prior to the grant of such awards. Termination of the 1995 Plan will not affect rights under any awards granted but not exercised as of the date of termination.

An aggregate of 10,000,000 shares of Common Stock has been reserved for purposes of the 1995 Plan. The Common Stock to be offered under the 1995 Plan may be either authorized and unissued shares or issued shares reacquired by the Company and thereafter held as treasury shares. The 1995 Plan provides for adjustment of such aggregate number and of the number of shares then subject to any outstanding award upon the occurrence of certain events. These events include, among other things, stock dividends, stock splits and exchanges for a different number or kind of shares of stock or other securities.

- --------------------------------------------------------------------------------

There are no key employees participating in the 1995 Plan. It is not possible to predict the number or identity of future key employees to be granted awards under the 1995 Plan or, except as set forth in the 1995 Plan, to describe the terms and restrictions that may be included in specific award agreements. No more than 10% of the number of shares issuable under the 1995 Plan may be awarded to any one key employee during the life of the Plan.

The Board of Directors may amend the 1995 Plan as it shall deem advisable; provided, however, the Board of Directors may not, without further stockholder approval, (i) increase the total number of shares that may be awarded under the 1995 Plan, either in the aggregate or to an individual, (ii) change the manner of determining the price at which awards may be granted as set forth in the 1995 Plan, (iii) extend the period during which awards may be granted or exercised,
(iv) withdraw the administration of the 1995 Plan from the Board of Directors or a committee of directors, none of whom is eligible to receive awards under the 1995 Plan, or (v) amend the 1995 Plan except in compliance with Rule 16b-3 of the Rules and Regulations of the Securities and Exchange Commission, as amended from time to time.

FEDERAL INCOME TAX CONSEQUENCES

The following is a limited summary of applicable federal income tax consequences related to the 1995 Plan based on current law.

With regard to a nonqualified stock option, such option should be taxed pursuant to the provisions of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"). In general, inclusion in income of the value of property (the option) received for services, less amounts paid, is required when such property has a readily ascertainable value. For nonqualified stock options issued under the 1995 Plan, the requirement for inclusion of such value in income will usually occur upon exercise of the option, not upon its grant.

The basis to an employee with a nonqualified stock option in the shares so acquired will be equal to the option price plus the amount of ordinary income recognized by the employee with respect to such shares. Upon disposition, a long-term or short-term capital gain or loss will be realized depending on the length of time the shares are held after such ordinary income is recognized. The Company will normally receive a deduction equal to the amount included in the ordinary income of the employee in the year in which the employee recognizes the income.

With regard to an incentive stock option, an employee should not realize any ordinary income upon the grant of an incentive stock option under the 1995 Plan or upon the exercise thereof, provided the holding periods stipulated by Section 422(a)(1) of the Code are satisfied. If an employee does not dispose of his/her option stock within two years after the option is granted, and has held the stock for at least one year after such stock was transferred to him/her, any gain realized will constitute long-term capital gain to the employee for Federal income tax purposes. The employee may be subject to the alternative minimum tax because the difference between the option price and the value of the stock at exercise is a tax preference item. If the employee does not comply with the holding periods, the gain, up to the excess of the fair market value on the date of exercise over the option price, will be treated as ordinary income to the employee instead of capital gain, and the Company will receive a corresponding deduction. Any additional gain will be long-term or short-term capital gain, depending on the length of time the stock is held.

The 1995 Plan permits an employee with a nonqualified stock option or an incentive stock option to surrender shares of Common Stock already held by the employee at their current market value in payment for the exercise price of an option. In such event, no gain or loss will be recognized with respect to the shares delivered to the Company, provided that any applicable incentive stock option holding periods have been met. The employee's basis in an equal number of shares received on such surrender is equal to that of the shares surrendered and the holding period thereof includes the holding period of the shares delivered. With respect to shares re-

                                                                          [LOGO]
- --------------------------------------------------------------------------------

ceived upon exercise in excess of the number surrendered, their basis equals the sum of ordinary income recognized, plus any cash paid, apportioned pro rata among the excess shares. The holding period for such excess shares commences on the date of such income recognition.

With regard to stock appreciation rights, there should be no tax consequences when the stock appreciation rights are granted. When exercised, ordinary income is recognized by the employee on the difference between the grant price and the fair market value at time of exercise, and the Company receives a corresponding deduction.

With regard to restricted and deferred stock, there should be no tax consequences when the restricted stock is granted. As the restrictions lapse, the difference between the grant price (if any) and the current fair market value of vested shares is taxed as ordinary income, and the Company receives a corresponding deduction. Dividends paid or credited during the restriction period are taxed as ordinary income to the employee and are deductible by the Company as paid.

With regard to other stock-based incentive awards as determined by the Administrator of the 1995 Plan, the tax consequences may vary, depending upon the structure of such awards and the then-current tax laws.

Because outstanding awards issued under the 1995 Plan become exercisable upon the occurrence of certain events related to a change in control of the Company, Sections 280G and 4999 of the Code may apply. In general, Section 280G provides that the Company will not be allowed a deduction for payments in excess of a "base amount" made to "disqualified individuals" if such payments are connected with a change in control and equal or exceed 300% of such individual's "base amount" of compensation (the "base amount" being the average annual compensation for the five years preceding the change in control). Section 4999 imposes a 20% excise tax on such amounts as exceed the base amount of compensation to a "disqualified individual" which is paid by the individual. A "disqualified individual" is defined to include officers and highly compensated employees of the Company. Accordingly, to the extent an award becomes exercisable by a "disqualified individual" in connection with a change of control and such option or other award is exercised, a portion of the deduction otherwise permitted the Company may not be available, and the employee may be subject to the excise tax.

The limitations on deductibility by the Company imposed by Section 162(m) of the Code will not apply to nonqualified or incentive stock options granted at fair market value or stock appreciation rights granted at fair market value since any gain on such awards is based upon an increase in the Company's stock price.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

- --------------------------------------------------------------------------------

APPROVAL OF 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

(PROPOSAL 3)

- --------------------------------------------------------------------------------

On April 5, 1995, the Compensation Committee of the Board of Directors adopted, with authorization from the Board of Directors and subject to stockholder approval, the Albertson's, Inc. 1995 Stock Option Plan for Non-Employee Directors ("1995 Directors Plan"). Under the 1995 Directors Plan, nonqualified stock options are granted to the non-employee directors of the Company to purchase not more than an aggregate of 400,000 shares of the Company's Common Stock, par value $1.00 per share ("Common Stock").

- --------------------------------------------------------------------------------

SUMMARY OF THE 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The full text of the 1995 Directors Plan is set forth in Exhibit B to this Proxy Statement. The following summary of provisions of the 1995 Directors Plan is qualified in its entirety by reference to the text of the 1995 Directors Plan.

The purpose of the 1995 Directors Plan is to compensate non-employee members of the Board of Directors of the Company and to provide incentives to such non-employee directors, which incentives are linked directly to increases in stockholder value and will therefore benefit all stockholders of the Company.

The 1995 Directors Plan limits the number of shares that can be granted to any one non-employee director to 25,000 shares of the Company's Common Stock. Shares will be either authorized but unissued shares or issued shares acquired by the Company and thereafter held as treasury shares. Any unexercised shares following a termination or expiration of an option shall be available for grant under the 1995 Directors Plan. The term of the 1995 Directors Plan is ten years.

Under the 1995 Directors Plan, each member of the Board of Directors who is not an employee of the Company will be granted a nonqualified option to purchase 2,000 shares of Common Stock on the first business day after the 1995 Annual Stockholders' Meeting and on the first business day after each annual stockholders' meeting of the Company thereafter during the term of the 1995 Directors Plan. The exercise price of each option will be equal to the last sale price of the Common Stock on the New York Stock Exchange Composite Tape on the date that a stock option is granted. The options will be immediately exercisable and expire ten years after the date of grant, but will terminate earlier under certain circumstances.

Currently, there are eleven non-employee directors of the Company. The initial grant of shares on May 30, 1995 shall be a grant of 2,000 shares of Common Stock to each of Kathryn Albertson, A. Gary Ames, Cecil D. Andrus, Paul I. Corddry, John B. Fery, Clark A. Johnson, Charles D. Lein, Beatriz Rivera, J. B. Scott, Will M. Storey and Steven D. Symms at the closing price of the Common Stock on the New York Stock Exchange Composite Tape on that date.

The 1995 Directors Plan will be administered by the Non-Employee Directors' Deferred Compensation Committee of the Board of Directors, or such other committee of not less than two directors as appointed by the Board of Directors. The 1995 Plan may be amended by the Board of Directors at any time, provided that the Board may not amend or alter the provisions of the 1995 Plan relating to the amount, price and timing of awards more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Board may not amend the 1995 Directors Plan without the approval of the stockholders if the amendment would: (A) materially increase the benefits accruing to non-employee directors; (B) materially increase the number of securities that may be issued under the 1995 Directors Plan; or (C) materially modify the requirements as to eligibility for participation in the 1995 Directors Plan. Notwithstanding the foregoing, stockholder approval will be required only at such time and under such circumstances as would be required under Rule 16b-3 of the Securities Exchange Act of 1934 with respect to any material amendment to any benefit plan of the Company.

FEDERAL INCOME TAX CONSEQUENCES

A non-employee director will not be deemed to have received taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a non-employee director generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the excess of the fair market value of the Common Stock received on the date of exercise over the option price.

                                                                          [LOGO]
- --------------------------------------------------------------------------------

Upon the exercise of a nonqualified stock option by a non-employee director, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in ordinary income by the non-employee director as a result of such exercise. The basis of shares received upon the exercise of a nonqualified stock option will be the option exercise price paid plus the amount recognized by the non-employee director as taxable income attributable to such shares as a result of the exercise. A capital gain or loss will be recognized by the non-employee director on a subsequent disposition of any such shares.

The 1995 Directors Plan permits a non-employee director to surrender shares of Common Stock already held by the non-employee director at their current market value in payment for the exercise price of an option. In such event, no gain or loss will be recognized with respect to the shares delivered to the Company. The non-employee director's basis in an equal number of shares received on such surrender is equal to that of the shares surrendered and the holding period thereof includes the holding period of the shares delivered. With respect to shares received upon exercise in excess of the number surrendered, their basis equals the sum of income recognized, plus any cash paid, apportioned pro rata among the excess shares. The holding period for such excess shares commences on the date of such income recognition.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

- --------------------------------------------------------------------------------

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 4)

- --------------------------------------------------------------------------------

Upon the recommendation of its Audit Committee, the Board of Directors has reappointed Deloitte & Touche LLP as independent auditors for the fiscal year ending February 1, 1996, and is requesting ratification by the stockholders for such reappointment. Deloitte & Touche LLP has audited the financial statements of the Company for each fiscal year since 1967.

In the event this proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of a fiscal year, it is contemplated that the appointment for the 1995 fiscal year will be permitted to stand unless the Board of Directors finds other reasons for making a change.

Services to be performed by Deloitte & Touche LLP for the 1995 fiscal year will include, among other things, audit of annual financial statements, limited reviews of quarterly financial information and consultations in connection with various financial reporting, accounting and income tax matters. Representatives of Deloitte & Touche LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4.

- --------------------------------------------------------------------------------

STOCKHOLDER PROPOSAL

(PROPOSAL 5)
- --------------------------------------------------------------------------------

The International Brotherhood of Teamsters has advised the Company that it intends to present the following resolution at the Annual Meeting. (The address and number of shares owned by such stockholder will be provided upon request to the Secretary of the Company.) In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

STOCKHOLDER RESOLUTION

BE IT RESOLVED: That Albertson's, Inc. stockholders urge that the Board of Directors take the necessary steps to declassify the Board of Directors for the purpose of director elections. The Board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

STOCKHOLDER SUPPORTING STATEMENT

The Board of Directors of Albertson's is divided into three classes of directors serving staggered three-year terms. This means that if shareholders wanted to replace the board, it would take three years and three separate votes.

The general purpose of this structure is to provide continuity as well as to prevent takeovers.

As an anti-takeover device, a staggered board is unneeded. Albertson's is a Delaware company and enjoys nearly iron-clad protection from hostile bidders through a number of state laws and court rulings.

Providing continuity is more appropriate achieved through re-election.

Staggered boards retard shareholders from expressing concerns about board policy and specific deficiencies. For example, employment discrimination has become an important and costly problem for our company. The Board of Directors, no matter how well intentioned, may have difficulty identifying and rooting out sources of discrimination because the Board of Directors consists almost entirely of white males. People of color are poorly represented in the executive suites. While other major corporations have begun to diversify the top ranks of management, the Albertson's Board has not achieved notable success in this area.

Annual director election is a widely supported corporate governance procedure that should be considered as a merit separate from specific operating successes or failures.

- --------------------------------------------------------------------------------

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION
- --------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST this proposal for the following reasons:

Your Board of Directors believes that a classified board continues to serve the Company, you the stockholders and those with whom the Company does business by permitting all to rely on the consistency and continuity of corporate policy. At the same time, annual elections, in which approximately one-third of the board is elected each year, offer stockholders a regular opportunity to renew and reinvigorate corporate decision-making while maintaining the basic integrity of corporate policy year-to-year for the benefit of all who rely on it.

A system of classified directors also benefits stockholders by making corporate takeovers by proxy contest more difficult. Since only approximately one-third of the Company's directorships are filled at any annual meeting of stockholders, it is impossible to elect an entire new board or even a majority of the board at a single meeting. (Contrary to the supporting statement offered for this proposal, control of the Board can be changed at two annual meetings held one year apart, and the entire board can be replaced in the course of three annual meetings held just two years apart.) Incumbent directors always represent a majority of the Board and are in a position to protect the interests of all stockholders.

                                                                          [LOGO]
- --------------------------------------------------------------------------------

The stockholders of the Company adopted the present system of classified directors at the 1980 Annual Meeting of Stockholders by a margin of 77% of the outstanding shares. More than half of all Fortune 500 companies currently have a system of classified directors. Statistics compiled by the Investor Responsibility Research Center, Inc. show that stockholders of public companies have strongly supported the use of classified boards.

An almost identical proposal, dealing with the declassification of the Board of Directors, was supported by the International Brotherhood of Teamsters at the 1994 Annual Meeting of Stockholders and only 24.5% of the shares voting at that meeting voted in favor of that proposal. While the Teamsters have the right to submit this proposal again this year (and year after year, provided the proposal receives at least 10% of the vote), your Board of Directors believes that the arguments made last year remain persuasive and that the proposal should continue to be defeated by the stockholders.

This stockholder proposal was submitted to the Company by the International Brotherhood of Teamsters (the "International"). The Company is regularly engaged in negotiating labor agreements with various Teamster local unions, and management believes this proposal reflects an attempt by the International to gain leverage over the Company for use in labor negotiations with the Company.

Your Board of Directors is committed to providing equal opportunities for employment, development and advancement for all of the Company's employees, with an emphasis on personal and career development. The Company has in fact made steady strides in recent years in advancing women and minorities to managerial positions. Although this stockholder proposal does not address these issues, the statement in support of this proposal does. The proposal itself addresses the mechanics of electing directors, which your Board of Directors has addressed in this statement.

FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

- --------------------------------------------------------------------------------

OTHER MATTERS
- --------------------------------------------------------------------------------

The Company is not aware of any other matters to be submitted at the Annual Meeting of Stockholders. If any other matters properly come before the meeting, it is the intention of the proxy holders to vote the shares they represent as the Board of Directors may recommend.

- --------------------------------------------------------------------------------

FILING OF FORMS PURSUANT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934
- --------------------------------------------------------------------------------

As required by Securities and Exchange Commission rules under Section 16 of the Securities Exchange Act of 1934, the Company notes that the Form 3 for Cecil D. Andrus was amended to include an additional 100 shares of the Company's Common Stock.

- --------------------------------------------------------------------------------

DEADLINE FOR RECEIPT OF STOCKHOLDERS' PROPOSALS
- --------------------------------------------------------------------------------

Proposals by stockholders of the Company that are intended to be presented to the stockholders at the Company's 1996 Annual Meeting must be received by the Company no later than December 22, 1995 in order that they may be included in the Proxy Statement and proxy card for that meeting.

EXHIBIT A

ALBERTSON'S, INC.
1995 STOCK-BASED INCENTIVE PLAN                                           [LOGO]

- --------------------------------------------------------------------------------

SECTION 1. GENERAL PURPOSES OF PLAN.

The name of this plan is the Albertson's, Inc. 1995 Stock-Based Incentive Plan (the "Plan"). The Plan was adopted on April 5, 1995 by the Compensation Committee of the Board of Directors, with authorization from the Board, and is subject to the approval of the Company's stockholders, which approval is expected to be obtained on May 26, 1995. The purposes of the Plan are to promote the growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide key employees with an opportunity for investment in the Company's Common Stock, to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries, and to further align the long-term interests of key employees with those of the stockholders. Awards granted under the Plan may be (a) options which may be designated as (i) Nonqualified Stock Options or (ii) Incentive Stock Options; (b) Stock Appreciation Rights; (c) Restricted or Deferred Stock; or (d) other forms of stock-based incentive awards.

SECTION 2. DEFINITIONS.

The terms defined in this Section 2 shall, for all purposes of this Plan, have the meanings herein specified:

  (a) "Act" shall mean the Securities Exchange Act of 1934.

  (b) "Administrator" shall mean the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 4.

  (c) "Award Agreement" shall mean a Stock Option Agreement or other written agreement between the Company and a Participant evidencing the number of shares of Common Stock, SARs or Units subject to the Award and setting forth the terms and conditions of the Award as the Committee may deem appropriate which shall not be inconsistent with the Plan.

  (d) "Award Price" shall mean the Option Price in the case of an Option or the price to be paid for the shares of Common Stock, SARs or Units to be granted pursuant to an Award Agreement.

  (e) "Awards" shall mean, collectively,
  (i) Options which may be designated as
  (A) Nonqualified Stock Options or
  (B) Incentive Stock Options; (ii) Stock Appreciation Rights (SARs); (iii) Restricted or Deferred Stock; or (iv) other forms of stock-based incentive awards as described in Section 10 hereof.

  (f) "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

  (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

  (h) "Commission" shall be the Securities and Exchange Commission.

  (i) "Committee" shall mean the committee appointed by the Board of Directors pursuant to Section 4 hereof.

  (j) "Common Stock" shall mean the Company's presently authorized Common Stock, par value $1.00 per share, except as this definition may be modified pursuant to Section 14 hereof.

  (k) "Company" shall mean Albertson's, Inc., a Delaware corporation.

  (l) "Deferred Stock" shall mean deferred stock awards as described in Section 9 hereof.

  (m) "Demotion" shall mean the reduction of an Optionee's salary grade, job classification, or title (the Optionee's job classification or title shall govern in cases where said job classification or title are not defined by means of a salary grade) with the Company to a level at which Options under this Plan or any other option plan of the Company have not been granted within the three years preceding such demotion.

  (n) "Employee" or "Employees" shall mean key persons (including, but not limited to, employee members of the Board of Directors and officers) employed by the Company, or a

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  Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.

  (o) "Fair Market Value" shall mean the last sale price of the Common Stock on the New York Stock Exchange Composite Tape on the date an Award is granted or exercised, as applicable, (or for purposes of determining the value of shares of Common Stock used in payment of the Award Price, the date the certificate is delivered) or, if there are no sales on such date, on the next following day on which there are sales.

  (p) "Incentive Stock Option" shall mean an "incentive stock option" as defined in Section 422 of the Code.

  (q) "Mature Stock" shall mean Common Stock which was obtained through the exercise of an option under this Plan or any other plan of the Company, which is delivered to the Company in order to exercise an Option and which has been held continuously by an Optionee for the longer of: (i) six months or more, or
  (ii) any other period that may in the future be recognized under Generally Accepted Accounting Principles for purposes of defining the term "Mature Stock" in connection with such an Option exercise.

  (r) "Nonqualified Stock Option" shall mean an Option that by its terms is designated as not being an Incentive Stock Option as defined above.

  (s) "Option" shall mean the option to purchase shares of Common Stock set forth in a Stock Option Agreement between the Company and an Optionee and which may be granted as a Nonqualified Stock Option or an Incentive Stock Option.

  (t) "Optionee" shall mean an eligible Employee, as described in Section 5 hereof, who accepts an Option.

  (u) "Option Price" shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Agreement.

  (v) "Option Period" shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement.

  (w) "Participant" shall be an Employee who has been granted an Award under the Plan.

  (x) "Plan" shall mean the Albertson's, Inc. 1995 Stock-Based Incentive Plan.

  (y) "Restricted Stock" shall mean restricted stock awards as described in
  Section 9 hereof.

  (z) "SARs" shall mean stock appreciation rights as described in Section 8 hereof.

  (aa) "Stock Appreciation Rights" shall mean stock appreciation rights as described in Section 8 hereof.

  (bb) "Stock Option Agreement" shall mean the written agreement between the Company and Optionee setting forth the Option and the terms and conditions upon which it may be exercised.

  (cc) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly through Subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns an interest of at least 50% of the total combined equity thereof.

  (dd) "Successor" or "Successors" shall have the meaning set forth in Subsection C3(d) of Section 7 hereof.

  (ee) "Ten Percent Stockholder" shall mean an Employee within the meaning of this term as used in Section 422 of the Code.

  (ff) "Unit" shall mean a unit of measurement which is measured by the Fair Market Value of the Common Stock.

                                                                          [LOGO]
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SECTION 3. EFFECTIVE DATE AND TERM.

The effective date of the Plan is May 26, 1995, subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders on such date.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date, but Awards theretofore granted may extend beyond that date.

SECTION 4. ADMINISTRATION.

The Plan shall be administered by the Board in accordance with the requirements of Rule 16b-3 as promulgated by the Commission under the Act, or by the Compensation Committee of the Board plus such additional individuals as the Board shall designate in order to fulfill the Disinterested Persons requirement of Rule 16b-3 and as such Rule may be amended from time to time, or any successor definition adopted by the Commission, or any other committee the Board may subsequently appoint to administer the Plan. Any committee so designated shall be composed entirely of individuals who meet the qualifications referred to in Rule 16b-3.

Members of the Committee shall serve at the pleasure of the Board of Directors. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors. No member of the Committee, while serving as such, shall be eligible to receive any Award hereunder, although membership on the Committee shall not affect or impair any rights under any Award granted to such member at a time when not a member of the Committee.

The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee.

If at any time the Board shall not administer the Plan, then the functions of the Board shall be exercised by the Committee.

SECTION 5. ELIGIBILITY.

Subject to the provisions of the Plan, the Administrator shall determine and designate from time to time those key Employees of the Company or its Subsidiaries to whom Awards are to be granted, the number of shares of Common Stock, SARs or Units to be awarded from time to time to any individual and the length of the term of any Award. In determining the eligibility of an Employee to receive an Award, as well as in determining the size of the Award to be made to any Employee, the Administrator shall consider the position and responsibilities of the Employee being considered, the nature and value to the Company or a Subsidiary of the Employee's services and accomplishments, the Employee's present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Administrator may deem relevant. An Employee who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

More than one Award may be granted to an individual, but the aggregate number of shares of Common Stock, SARs or Units with respect to which an Award is made to any individual, during the life of the Plan, may not, subject to adjustment as provided in Section 14 hereof, exceed 10% of the shares of Common Stock reserved for purposes of the Plan in accordance with the provisions of Section 6 hereof. The Administrator may at any time, regardless of the then current Fair Market Value of the Common Stock, grant new Awards to a Participant in exchange for the surrender of a previously granted Award.

SECTION 6. NUMBER OF SHARES SUBJECT TO THE PLAN.

Under the Plan the maximum number and kind of shares with respect to which Awards may be granted, subject to adjustment in accordance with Section 14 hereof, is ten million (10,000,000) shares of Common Stock. The Common Stock to be offered under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and presently or hereafter held as treasury

- --------------------------------------------------------------------------------

shares. The Board of Directors has reserved for the purposes of the Plan a total of ten million (10,000,000) of the authorized but unissued shares of Common Stock, subject to adjustment in accordance with Section 14 hereof. If any shares as to which an Award granted under the Plan shall remain unexercised at the expiration thereof or shall be terminated unexercised, they may be the subject of further Awards provided that the Plan has not been terminated pursuant to
Section 18 hereof.

SECTION 7. STOCK OPTIONS.

The Administrator may grant Options which may be designated as (i) Nonqualified Stock Options or (ii) Incentive Stock Options. The grant of each Option shall be confirmed by a Stock Option Agreement (in a form prescribed by the Administrator) that shall be executed by the Company and by the Optionee as promptly as practicable after such grant. The Stock Option Agreement shall expressly state or incorporate by reference the applicable provisions of this Plan pertaining to the type of Option granted.

  A. NONQUALIFIED STOCK OPTIONS. A Nonqualified Stock Option is an Award in the form of an Option to purchase a specified number of shares of Common Stock during such specified time as the Administrator may determine, not to exceed ten (10) years, at a price determined by the Administrator that, unless deemed otherwise by the Administrator, is not less than the Fair Market Value of the Common Stock on the date the Option is granted.

  B. INCENTIVE STOCK OPTIONS. An Incentive Stock Option is an Award in the form of an Option to purchase Common Stock that is identified as an Incentive Stock Option, complies with the requirements of Code Section 422 or any successor section and includes the following:

     1. The aggregate fair market value (determined at the time of the grant of the Award) of the shares of Common Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000. To the extent that Incentive Stock Options granted to an Employee exceed the limitation set forth in the preceding sentence, Incentive Stock Options granted last shall be treated as Nonqualified Stock Options.

     2. No Incentive Stock Option may be granted under this Plan on or after the tenth anniversary of the date this Plan is adopted or the date this Plan is approved by stockholders, whichever is earlier.

     3. No Incentive Stock Option may be exercisable more than:

     (a) ten (10) years after the date the Incentive Stock Option is granted, in the case of an Employee who is not a Ten Percent Stockholder on the date the Incentive Stock Option is granted; and

     (b) five (5) years after the date the Incentive Stock Option is granted, in the case of an Employee who is a Ten Percent Stockholder on the date the Incentive Stock Option is granted.

     4. The exercise price of any Incentive Stock Option shall be determined by the Administrator and shall be no less than:

     (a) the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the grant date, in the case of an Employee who is not a Ten Percent Stockholder on the date the Incentive Stock Option is granted; and

     (b) 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the grant date, in the case of an Employee who is a Ten Percent Stockholder on the date the Incentive Stock Option is granted.

                                                                          [LOGO]
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  C. Provisions Applicable to Either Nonqualified Stock Options or Incentive
  Stock Options

       1. Option Periods

       The term of each Option granted under this Plan shall be for such period as the Administrator shall determine, but not more than 10 years from the date of grant thereof, subject to Subsection 3 of Subsection B hereof, or to earlier termination as hereinafter provided in Subsection 3 of this Subsection C.

       2. Exercise of Options

       Each Option granted under this Plan may be exercised on such date or dates during the Option Period for such number of shares as shall be prescribed by the provisions of the Stock Option Agreement evidencing such Option, provided that:

       (a) An Option may be exercised, (i) only by the Optionee during the continuance of the Optionee's employment by the Company or a Subsidiary, or (ii) after termination of the Optionee's employment by the Company or a Subsidiary in accordance with the provisions of Subsection 3 of this Subsection C.

       (b) An Option may be exercised by the Optionee or a Successor only by written notice (in the form prescribed by the Administrator) to the Company specifying the number of shares to be purchased.

       (c) The aggregate Option Price of the shares as to which an Option may be exercised shall be paid in full upon exercise by any one or any combination of the following: cash, personal check, wire transfer, certified or cashier's check or delivery of certificates for Mature Stock or other Common Stock which was not obtained through the exercise of a stock option, endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange. Payment of the Option Price with certificates evidencing shares of Mature Stock or Common Stock as provided above shall not increase the number of shares available for the grant of Options under the Plan.

       As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Option Price of the shares with respect to which an Option has been exercised and any applicable taxes, a certificate or certificates representing such shares shall be registered in the name of the Optionee or the Optionee's Successor and shall be delivered to the Optionee or the Optionee's Successor. An Optionee or Successor shall have no rights as a stockholder with respect to any shares covered by the Option until the Optionee or Successor shall have become the holder of record of such shares, and, except as provided in
       Section 14 hereof, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such shares for which the record date is prior to the date on which the Optionee or Successor shall have become the holder of record thereof.

       3. Termination of Employment; Demotion

       The effect of the Demotion (as "Demotion" is defined in Subsection 2(m) of this Plan) of an Optionee by the Company or of the termination of an Optionee's employment with the Company or a Subsidiary shall be as follows:

       (a) Involuntary Termination or Demotion. If the employment of an Optionee is terminated involuntarily by the Company or a Subsidiary or if the Optionee receives a Demotion, the right to exercise any outstanding Options, whether presently exercisable or not, held by such Optionee shall terminate, notwithstanding any other provisions herein, on the date such Options expire or three months following such Demotion or involuntary termination,

- --------------------------------------------------------------------------------

       whichever first occurs; it being understood, however, that such right to exercise any outstanding Options during such period shall only exist to the extent such Options were exercisable immediately preceding such Demotion or involuntary termination of employment under the provisions of the applicable agreements relating thereto, or the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect.

       (b) Disability. If the employment of an Optionee is interrupted by reason of a "disability," as defined in Albertson's, Inc. Employees' Disability Benefits Plan or a successor plan or Albertson's Southern Region Employees' Disability Benefits Plan or a successor plan (collectively referred to herein as the "Disability Plan") and a determination has been made by the trustees under the Disability Plan that such Optionee is eligible to receive disability payments thereunder ("Disability Determination"), the right to exercise any outstanding Options, whether presently exercisable or not, held by such Optionee shall terminate, notwithstanding any other provisions herein, on the date such Options expire or within one year of the date that the first payment is made pursuant to the Disability Determination, whichever is the shorter period; it being understood, however, that such right to exercise any outstanding Options during such period shall only exist to the extent such Options were exercisable immediately preceding the date of the Disability Determination under the provisions of the applicable agreements relating thereto, or the Administrator in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect.

       (c) Retirement. If an Optionee's employment terminates as the result of retirement of the Optionee under any retirement plan of the Company or a Subsidiary, an Optionee with a Nonqualified Stock Option may exercise any outstanding Nonqualified Stock Option at any time prior to the expiration date of the Nonqualified Stock Option or within one year following the effective date of the Optionee's retirement, whichever is the shorter period and an Optionee with an Incentive Stock Option may exercise any outstanding Incentive Stock Option at any time prior to the expiration date of the Incentive Stock Option or within three months following the effective date of the Optionee's retirement, whichever is the shorter period; it being understood, however, that such right to exercise Options during such applicable periods shall only exist to the extent such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, or the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such applicable period all of such Optionee's rights under the Option shall lapse and be without further force or effect.

       (d) Death. (i) If an Optionee shall die while an Employee or within three months after the date that a determination is made under the Disability Plan that such Optionee is eligible to receive disability payments thereunder, the Optionee's Option or Options may be exercised by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall have failed to make testamentary disposition of such Options or shall have died intestate, by the Optionee's legal representative or representatives (such person, persons, representative or representatives are re-

                                                                          [LOGO]
- --------------------------------------------------------------------------------

       ferred to herein as the "Successor" or "Successors" of an Optionee), in either case at any time prior to the expiration date of such Options or within one year of the date of the Optionee's death, whichever is the shorter period; it being understood, however, that such right to exercise Options during such period shall only exist to the extent such Options were exercisable on the date of the Optionee's death under the provisions of the applicable agreements relating thereto, or the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect. (ii) If an Optionee shall die within one year after the Optionee's retirement or within three months after the involuntary termination of the Optionee's employment, the Optionee's Options may be exercised by the Optionee's Successors at any time prior to the expiration date of such Options or within one year of the date of the Optionee's death, whichever is the shorter period; it being understood, however, that such right to exercise Options during such period shall only exist to the extent such Options were exercisable on the date of the Optionee's retirement or termination of employment under the provisions of the applicable agreements relating thereto, or the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period all of such Optionee's rights under any Option shall lapse and be without further force or effect.

       (e) Voluntary or Other Termination. If the employment of an Optionee shall terminate voluntarily or for any reason other than as set forth in Paragraphs (a), (b), (c) or (d) above, the Optionee's rights under any then outstanding Options shall terminate on the date of such termination of employment; provided, however, the Administrator may, in its sole discretion, take such action as it considers appropriate to waive in writing such automatic termination and/or the restrictions, if any, contained in the applicable agreements relating thereto.

       (f) To the extent that an Option may be exercised during a period designated (expressly or pursuant to an action of the Administrator) in Subsection C3 of this Section 7, unless exercised within such designated period, the Option shall thereafter be null and void.

4.Other Terms

Options granted pursuant to the Plan may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

SECTION 8. STOCK APPRECIATION RIGHTS.

(a) A stock appreciation right or SAR is a right to receive, upon surrender of the right, but without payment, an amount payable in cash. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. The exercise price of the SAR shall be determined by the Administrator and shall not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(b) In the case of an SAR granted in tandem with an Incentive Stock Option to an Employee who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c) The exercise price shall be established by the Administrator at the time the SAR is granted. A SAR may contain such other terms, restric-

- --------------------------------------------------------------------------------

tions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

SECTION 9. RESTRICTED STOCK/DEFERRED STOCK.

(a) Restricted Stock is Common Stock of the Company that is issued to a Participant at a price determined by the Administrator, which price may be zero (if permitted by law), and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Administrator may determine. Restricted Stock may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

(b) Deferred Stock is an Award of Common Stock which is made to a Participant at a price determined by the Administrator, which price may be zero (if permitted by law) and which is not issued to the Participant until all the restrictions on transfer and/or such other restrictions on incidents of ownership as the Administrator has determined have lapsed. Deferred Stock may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

SECTION 10. OTHER STOCK-BASED INCENTIVE AWARDS.

The Administrator may from time to time grant Awards under this Plan that provide the Participant with the right to purchase Common Stock or that are valued by reference to the Fair Market Value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Administrator, provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Administrator will determine the price of any Award and may accept any lawful consideration therefor. Such Awards may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

SECTION 11. NO RIGHT TO CONTINUED EMPLOYMENT.

Neither the Plan nor any Awards granted under the Plan shall be deemed to confer upon any Employee any right to continued employment by the Company or any Subsidiary, and shall not interfere in any way with the right of the Company or any Subsidiary to demote or discharge the Employee for any reason at any time. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 12. LISTING AND REGISTRATION OF SHARES.

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issuance of shares thereunder, no outstanding Awards may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan that may be required in connection with such listing, registration, qualification, consent or approval.

SECTION 13. ACCELERATION OF AWARDS UPON CHANGE IN CONTROL AND TERMINATION OF
            EMPLOYMENT.

(a) Notwithstanding anything to the contrary contained elsewhere in this Plan, unless the terms of the Award Agreement specifically provide oth-

                                                                          [LOGO]
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erwise or unless otherwise determined by the Administrator in writing at or after award, but prior to the occurrence of a Change in Control (as defined below), upon a Change in Control, each outstanding Award shall become immediately vested and/or exercisable for the total remaining number of shares of Common Stock, SARs or Units covered by the Award.

(b) Notwithstanding anything to the contrary contained elsewhere in this Plan or under the terms of any Award Agreement, if any Participant's employment with the Company is terminated by the Company prior to a Change in Control without Cause (as defined below) at the direction of a "person" (as defined for purposes of Section 13(d) of the Act) who has entered into an agreement with the Company the consummation of which will constitute a Change in Control, the Award of such terminated Participant shall become immediately exercisable, as of the date immediately preceding such date of termination, for the total remaining number of shares of Common Stock, SARs or Units covered by the Award. For purposes of this Section, "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform his or her duties with the Company (other than due to incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries.

(c) For purposes of this Section, "Change in Control" shall mean the occurrence in a single transaction or series of transactions of any one of the following events or circumstances: (i) merger, consolidation or reorganization where the beneficial owners of the voting securities of the Company immediately preceding such merger, consolidation or reorganization beneficially own less than 80% of the securities possessing the right to vote to elect directors or to authorize a merger, consolidation or reorganization with respect to the survivor, after giving effect to such merger, consolidation or reorganization, (ii) merger, consolidation or reorganization of the Company where 20% or more of the incumbent directors of the Company are changed, (iii) acquisition by any person or group, as defined for purposes of Section 13(d) of the Act, other than a trustee or other fiduciary holding voting securities of the Company under an employee benefit plan of the Company (or a corporation owned, directly or indirectly, by the holders of voting securities of the Company in substantially the same proportion as their ownership of voting securities of the Company) of beneficial ownership of 20% or more of the voting securities of the Company (such amount to include any voting securities of the Company acquired prior to the effective date of this Plan), (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (ii), (iii) or (v) of this Subsection) whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (v) approval by the stockholders of the Company of a plan of liquidation or dissolution with respect to the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; provided, that in the event the exact date of a Change in Control cannot be determined, such Change in Control will be deemed to have occurred on the earliest date on which it could have occurred. For these purposes, the Administrator shall rely upon any notice from the Company that concludes that a Change in Control has occurred. In the absence of such a notice, the Administrator shall determine whether a Change in Control has occurred and shall specify the date on which the Change in Control occurred, or if an exact date cannot be determined, the earliest date on which such Change in Control could have occurred. Notwithstanding the foregoing, a Change in Control shall not include, with respect to an individual Participant, any event, circumstance or transaction described in clauses (i), (ii), (iii), (iv) or

- --------------------------------------------------------------------------------

(v) of this Subsection which results, within the six-month period preceding such event, circumstance or transaction, from the action of any entity or group which includes, is affiliated with or is wholly or partly controlled by such individual Participant (a "Participant Group"), provided, however, that such action shall not be taken into account for this purpose if it occurs within such six-month period after the action of any person or group (within the meaning of clause (iii) of this Subsection) which is not a Participant Group.

SECTION 14. ADJUSTMENTS.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split-up, reverse stock split, combination of shares or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and Award Price of shares subject to outstanding Awards granted under the Plan as may be determined by the Administrator, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

Upon any adjustment made pursuant to this Section 14 the Company will, upon request, deliver to the Participant or to the Participant's Successors a certificate of its Secretary setting forth the Award Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable upon the exercise of such Award.

SECTION 15. USE OF PROCEEDS.

The proceeds received by the Company from the sale of shares pursuant to Options granted under this Plan or from the exercise of other Awards shall be available for general corporate purposes.

SECTION 16. TAX WITHHOLDING.

The Administrator may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company and any Subsidiary to withhold federal income taxes or other taxes with respect to any Award made under the Plan. Such rules and procedures may provide (i) in the case of Awards paid in shares of Common Stock, that the person receiving the Award may satisfy the withholding obligation by instructing the Company to withhold shares of Common Stock otherwise issuable upon exercise of such Award in order to satisfy such withholding obligation and (ii) in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant.

SECTION 17. NONTRANSFERABILITY.

Each Award granted under the Plan shall by its terms be nontransferable by the holder of such Award except by will or the laws of descent and distribution or as may otherwise be permitted by Rule 16b-3 of the Act and for Incentive Stock Options by Code Section 422; provided, however, that any Award so transferred shall continue to be subject to all the terms and conditions contained in the Award Agreement, and each Award shall be exercisable during the holder's lifetime only by the holder or in accordance with the terms of such permitted transfer.

SECTION 18. INTERPRETATION, AMENDMENTS AND TERMINATION.

The Administrator may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Administrator shall be final and binding upon all persons.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights

                                                                          [LOGO]
- --------------------------------------------------------------------------------

of a Participant under any Award theretofore granted without such Participant's consent, or that, without the approval of the Company stockholders, would:

     (a) except as provided in Section 14, increase the total number of shares of Common Stock reserved for the purposes of the Plan;

     (b) change the Employees or class of Employees eligible to participate in the Plan; or

     (c) extend the maximum period during which Awards may be granted.

Notwithstanding the foregoing, stockholder approval under this Section 18 shall be required only at such times and under such circumstances as stockholder approval would be required under Rule 16b-3 of the Act with respect to any material amendment to any employee benefit plan of the Company.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 14 above, no such amendment shall impair the rights of any holder without his or her consent.

The Board of Directors may, in its discretion, terminate this Plan at any time. Termination of the Plan shall not affect the rights of Participants or their Successors under any Awards outstanding and not exercised in full on the date of termination.

SECTION 19. GENERAL PROVISIONS.

No Award may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Administrator, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any Employee for any purposes of the Plan or Awards granted thereunder, except that no Awards may be granted to an Employee while he or she is absent on leave.

No Participant shall have any rights as a stockholder with respect to any shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

Nothing contained in the Plan or in Awards granted thereunder shall confer upon any Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time.

Any Award Agreement may provide that stock issued upon exercise of any Award may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks or forfeiture as the Committee may determine at the time such Award is granted.

SECTION 20. INDEMNIFICATION AND EXCULPATION.

Each person who is or shall have been a member of the Board of Directors or of the Committee administering the Plan shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person's lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's behalf. The foregoing right of

- --------------------------------------------------------------------------------

indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

Each member of the Board of Directors or of the Committee administering the Plan, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee administering the Plan, or an officer or employee of the Company be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

SECTION 21. NOTICES.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 250 Parkcenter Blvd., Post Office Box 20, Boise, Idaho 83726, addressed to the attention of the Secretary; and if to a Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.

EXHIBIT B

ALBERTSON'S, INC.
1995 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS                                                [LOGO]

- --------------------------------------------------------------------------------

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

The name of this plan is the Albertson's, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Plan"). The purpose of the Plan is to enable Albertson's, Inc. (the "Company"), to compensate non-employee members of the Board of Directors of the Company and to provide incentives to such members, which incentives are linked directly to increases in stockholder value and will benefit all stockholders of the Company.

For purposes of this Plan, the following terms shall be defined as set forth below:

  (a) "Board" means the Board of Directors of the Company.

  (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

  (c) "Committee" means the Non-Employee Directors' Deferred Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan pursuant to Section 2.

  (d) "Company" shall mean Albertson's, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

  (e) "Effective Date" shall mean May 26, 1995, subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders on such date.

  (f) "Fair Market Value" shall mean the last sale price of Stock on the New York Stock Exchange Composite Tape on the date a Stock Option is granted pursuant to Section 5 hereunder (or for purposes of determining the value of Stock used in payment of the Stock Option price, the date the certificate is delivered) or, if there are no sales on such date, on the next following date on which there are sales.

  (g) "Mature Stock" shall mean Stock which was obtained through the exercise of an option under this Plan or any other plan of the Company, which is delivered to the Company in order to exercise an Option and which has been held continuously by an Optionee for the longer of: (i) six months or more, or (ii) any other period that may in the future be recognized under Generally Accepted Accounting Principles for purposes of defining the term "Mature Stock" in connection with such an option exercise.

  (h) "Nonqualified Stock Option" means any Stock Option that by its terms is designated as not being an "incentive stock option" within the meaning of
  Section 422 of the Code.

  (i) "Optionee" means the recipient of a Stock Option.

  (j) "Stock" means the Company's presently authorized Common Stock, par value $1.00 per share, except as this definition may be modified pursuant to Section 3 hereunder.

  (k) "Stock Option" means any nonqualified option to purchase shares of Stock granted pursuant to Section 5.

SECTION 2. ADMINISTRATION.

The Plan shall be administered by a Committee of not less than two Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If at any time no Committee shall be in office, then the functions of the Committee shall be exercised by the Board.

SECTION 3. STOCK SUBJECT TO PLAN.

The total number of shares of Stock reserved and available for issuance under the Plan shall be 400,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan and (ii) the number and option price of shares subject to outstanding Stock Options granted under the Plan as may be

- --------------------------------------------------------------------------------

determined by the Committee, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4. ELIGIBILITY.

Each non-employee member of the Board shall receive Nonqualified Stock Options in accordance with the provisions of Section 5.

SECTION 5. STOCK OPTIONS.

(a) On the first business day after the 1995 Annual Meeting of Stockholders of the Company, and on the first business day after each annual stockholders' meeting of the Company thereafter during the term of the Plan, each non-employee member of the Board shall be granted a Nonqualified Stock Option to purchase 2,000 shares of Stock.

(b) Stock Options granted under the Plan shall be subject to the following terms and conditions:

     (i) The exercise price per share of Stock purchasable under such Stock Options shall be 100% of the Fair Market Value of the Stock on the date of grant.

     (ii) Each Stock Option shall be exercisable immediately as of the date of grant by written notice to the Company of the election to exercise and of the number of shares elected to be purchased in such form as the Committee has prescribed or approved, together with payment in full of the purchase price in cash, personal check, wire transfer, certified or cashier's check, or delivery of Stock certificates for Mature Stock or other Stock which was not obtained through the exercise of a stock option, endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange. Payment of the purchase price with certificates evidencing shares of Stock as provided above shall not increase the number of shares available for the grant of Stock Options under the Plan.

     (iii) If an Optionee resigns or does not stand for election (prior to retirement from the Board of Directors upon reaching age 70) or is removed from his or her position as a Director or is not re-elected to his or her position as a Director, any unexercised portion of any Stock Option granted to him or her under the terms of the Plan shall terminate as of the date of his or her resignation or removal or at the end of his or her term, as applicable. If an Optionee does not stand for re-election due to retirement from the Board of Directors upon reaching age 70 or dies while a Director, any unexercised portion of any Stock Option granted to him or her under the terms of the Plan shall terminate one year from the date of the end of his or her term or death, as applicable. It is understood, however, that such right to exercise any outstanding Options during such one year period shall only exist to the extent such Options were exercisable immediately preceding such retirement from the Board or death, as applicable.

     (iv) Each Stock Option shall cease to be exercisable on the date that is ten years following the date of grant.

     (v) The aggregate number of shares of Stock that may be granted to any non-employee member of the Board pursuant to the Plan may not exceed 25,000 shares.

     (vi) No Stock Options shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and as may otherwise be permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee or in accordance with the terms of such transfer.

(c) Each Optionee shall enter into a stock option agreement with the Company, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder, which provisions shall not be inconsistent with the terms set forth herein.

                                                                          [LOGO]
- --------------------------------------------------------------------------------

SECTION 6. AMENDMENT AND TERMINATION.

The Board may amend, alter, modify or discontinue the Plan at any time, provided that the Board may not amend or alter the provisions of the Plan relating to the amount, price and timing of awards more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided, further that the Board may not amend the Plan without the approval of the stockholders if the amendment would: (A) materially increase the benefits accruing to Optionees; (B) materially increase the number of securities that may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan. Notwithstanding the foregoing, stockholder approval shall be required only at such times and under such circumstances as would be required under Rule 16b-3 of the Act with respect to any material amendment to any employee benefit plan of the Company.

SECTION 7. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a recipient by the Company, nothing contained herein shall give any such recipient any rights that are greater than those of a general creditor of the Company.

SECTION 8. GENERAL PROVISIONS.

(a) Each person purchasing shares pursuant to a Stock Option must represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares shall include such legends that are appropriate to reflect any restrictions on transfer.

(b) All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and a legend or legends shall be put on any such certificates to make appropriate reference to such restrictions.

(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board any right to continued membership on such Board.

(d) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 9. TERM OF PLAN.

No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

                                    [LOGO]
                                  ALBERTSONS


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               ALBERTSON'S INC.




The undersigned hereby appoints Warren E. McCain, Gary G. Michael, John B. Carley, and each of them, as Proxies for the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Albertson's, Inc. ("Company") that the undersigned is entitled to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the meeting as set forth under the heading "Other Matters" in the accompanying Proxy
Statement. If no other indication is made, the proxyholders will vote FOR the election of the director nominees, FOR proposals 2, 3 and 4 and AGAINST proposal 5 at the Annual Meeting of Stockholders of the Company to be held on Friday, May 26, 1995, and at any and all adjournments thereof.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE)


    ---------------------------------------------------------------------
                             FOLD AND DETACH HERE





                                    [LOGO]
                                  ALBERTSONS


                        ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, MAY 26, 1995
                                  10:00 A.M.

                          BOISE CENTRE ON THE GROVE
                               850 FRONT STREET
                                 BOISE, IDAHO

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AGAINST PROPOSAL 5.

[X] PLEASE MARK YOUR VOTES LIKE THIS


- --------------------------
        COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

                                                             WITHHOLD AUTHORITY
                                                FOR ALL         TO VOTE FOR
                                                NOMINEES        ALL NOMINEES
1.  ELECTION OF FIVE DIRECTORS TO CLASS
    III AND ONE DIRECTOR TO CLASS II.
    Nominees: Cecil D. Andrus, John B.
    Fery, Warren E. McCain, J. B. Scott,
    Will M. Storey and Beatriz Rivera.            [ ]                [ ]

    To withhold authority for any individual nominee, check the "FOR" all nominees box above and write that nominee's name on the line below:

    --------------------------------------

                                                FOR     AGAINST      ABSTAIN


2.  PROPOSAL TO APPROVE ALBERTSON'S, INC.
    1995 STOCK-BASED INCENTIVE PLAN.            [ ]       [ ]          [ ]


3.  PROPOSAL TO APPROVE ALBERTSON'S, INC.
    1995 STOCK OPTION PLAN FOR NON-EMPLOYEE
    DIRECTORS.                                  [ ]       [ ]          [ ]

4.  PROPOSAL TO RATIFY THE APPOINTMENT OF
    DELOITTE AND TOUCHE LLP AS THE COMPANY'S
    INDEPENDENT AUDITORS.                       [ ]       [ ]          [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

5.  STOCKHOLDER PROPOSAL TO DECLASSIFY THE
    BOARD OF DIRECTORS.                         [ ]       [ ]          [ ]



Dated: ___________________________, 1995

Signature  ______________________________________________

Signature  ______________________________________________


THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators, trustees, and so forth, should give full title as such. If the signatory is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized party. If shares are held in multiple names, at least one must sign as an authorized party.


 ---------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                                    [LOGO]
                                  ALBERTSONS


                        ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, MAY 26, 1995
                                  10:00 A.M.

                          BOISE CENTRE ON THE GROVE
                               850 FRONT STREET
                                 BOISE, IDAHO


IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES.